EXHIBIT 10.2

OFFICE LEASE

THE WALK AT UNIVERSITY

WITH

Enviro Fuels Manufacturing, Inc.

DATED:  12-28-07

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EXHIBITS/RIDERS	Listed in Article 1.W

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OFFICE LEASE

THIS OFFICE LEASE ("Lease") is made and entered into as of the 28th day of December, 2007, by and between UNIVERSITY CENTRE WEST III, LTD., a Florida limited partnership ("Landlord"). and ENVIRO FUELS MANUFACTURING, INC., a Nevada corporation, ("Tenant").

WITNESSETH:

ARTICLE 1: BASIC PROVISIONS

This Article contains certain definitions and the basic lease provisions between Landlord and Tenant. Article 32 contains certain other definitions.

A.	2700 Building:	The building on the Office Parcel shown as the 2700 Building on the Site Plan.

B.	2750 Building:	The building on the Office Parcel shown as the 2750 Building on the Site Plan.

C.	Building:	The building (the 2700 Building or the 2750 Building) in which the Premises is located.

D.	Premises:	2770 University Drive in the Building as outlined or cross-hatched on the floor plan attached hereto as Exhibit A.

E.	Restaurant Parcel:
The land and improvements located on Site 1 shown on the Site Plan and legally described on Exhibit B attached hereto and made a part hereof. As of the date of this Lease, the Restaurant Parcel is owned by University Centre West, Ltd., a Florida limited partnership.

F.	Retail Parcel:
The land and improvements located on Site 2 shown on the Site Plan and legally described on Exhibit B attached hereto and made apart hereof. As of the date of this Lease, the Retail Parcel is owned by University Centre West, Ltd., a Florida limited partnership.

G.	Office Parcel:
The land and improvements (including the 2700 Building and the 2750 Building) located on Site 3 shown on the Site Plan and legally described on Exhibit A-I attached hereto and made a part hereof. As of the dale of this Lease, the Office Parcel is owned by Landlord.

H.	Project:	Shall mean Site 1, Site 2 and Site 3. The Project is a mixed use (retail, service, restaurant and office uses) development known as "The Walk at University".

I.	Site Plan:	The diagram of the land and improvements which comprise the Project attached hereto and made a part hereof as Exhibit B.

J.	Commencement Date:
The date which shall be earlier to occur of the following dates: (i) the date which Tenant opens for business in any portion of the Premises; or (ii) the date which is thirty (30) days after the date Landlord delivers possession of the premises to Tenant with the Landlord's Work as contemplated by Exhibit C hereof' substantially completed.

K.	Expiration Date:
The date which shall be sixty full calendar months following the Commencement Date or such earlier date in which the Term of this Lease shall expire or be terminated pursuant to the terms and conditions of this Lease or pursuant to law, subject to extension for the renewal terms as provided in Article 2 hereof.

L.	Renewal Options:
Landlord hereby grants to Tenant, so long as Tenant shall not be in default (beyond applicable notice and cure period) of any terms, covenants, payments or conditions of this Lease, the right and option to renew the term of this Lease ("Renewal Option'') for one (1) additional consecutive period of five (5) years (the "Renewal Term"), commencing upon the expiration of the initial Term of this Lease. The Renewal Term shall be upon the same terms and conditions as during the initial Term hereof. Tenant shall exercise its option to extend this Lease for the Renewal Term, if at all, by written notice ("Renewal Notice") given to Landlord no earlier than one (1) year prior to the expiration of the then current term (initial Term or Renewal Term) and not later than two hundred seventy (270) days prior to the expiration of the then current term (initial Term). Tenant may not exercise any option to renew during any period in which Tenant is in default of this Lease beyond applicable notice and cure period. Failure of Tenant to duly and timely exercise a Renewal Option hereunder shall be conclusively deemed to constitute a waiver of all other Renewal Options of Tenant hereunder.

M.	Rentable Area:	The rentable area of the Premises shall be deemed to be 1,729 square feet, and the rentable area of the Office Parcel shall be deemed to be 83,924 square feet, for purposes of this Lease.

N.	Useable Area:	The useable area of the premises shall be deemed to be 1,478 square feet.

O.	Tenant's Share of Taxes:	2.06%, subject to Articles 4 and 32.

P.	Tenant's Share of Expenses:	2.06%, subject to Articles 4 and 32.

Q.	Base Rent

	Annual Base	Monthly Base
Year	Rent	Rent
Initial Term
1	$38,038.00	$3,169.83
2	$39,179.14	$3,264.93
3	$40,354.51	$3,362.88
4	$41,565.15	$3,463.76
5	$42,812.10	$3,567.68

Q.	Additional Rent:	Tenant shall pay Tenant's Share of Taxes and Tenant's Share of Expenses, as further described in Article 4. First year estimated expenses are $13.58 per rentable square foot.

R.	Permitted Use:	The Premises shall be used for corporate office for energy company subject to Article 7.

S.	Security Deposit:	Irrevocable Letter of Credit as defined in Exhibit E.

T.	Parking:	600 nonexclusive unassigned parking spaces in the project, subject to Section 34M.

U.	Broker (if any):	Amera Barron Leasing Inc. who shall be paid by Landlord, subject to Article 26.

V.	Guarantor(s):	Not Applicable

W.	Riders/Exhibits:	Exhibit A	Floor Plan
		Exhibit A-1	Office Parcel Legal Description
		Exhibit B	Site Plan
		Exhibit C	Work Letter Agreement
		Exhibit D	Rules
		Exhibit E	Tenant Exterior Building Signage
(Not Applicable)
		Exhibit F	Letter of Credit

X.	Landlord's Notice Address (subject to Article 25):	2900 University Drive Coral Springs, FL 33065 Attention: George Raphael

	Tenant's Notice Address (subject to Article 25):	On and After the Commencement Date: 2770 University Drive Coral Springs, Florida 33065 Attention: Larry Hunt

Y.	Rent Payments:	Rent shall be paid to "UNIVERSITY CENTRE WEST III, LTD, at 2900 University Drive, Coral Springs, FL 33065 or such other parties and addresses as to which Landlord shall provide advance notice.

Z.		The diagram of the land and improvements which comprise the Project attached hereto and made a part hereof as Exhibit B.

The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Article, and the terms defined in Article 32 and other Articles, shall have the meanings specified therefore when used as capitalized terms in other provisions of this lease or related documentation (except as expressly provided to the contrary therein).

ARTICLE 2: TERM AND COMMENCEMENT

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, subject to the provisions of the Lease. Tenant acknowledges that the "rentable area of the Premises" under this Lease includes the "usable area", without deduction for columns or projections, multiplied by a load or conversion factor of 17%, to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. The "usable area" shall mean for any space, the total number of square feet falling within the inside finish of the exterior glass line, and the center of the common walls shared with other tenants and to the outside surface of walls adjoining corridor space. Except as provided expressly to the contrary herein, the "rentable area of the Office Parcel" shall include all rentable area of all space leased or available for lease at the Office Parcel, which Landlord may reasonably re-determine from time to time, to reflect re-configurations, additions or modifications to the Office Parcel.

The term ("Term") of this Lease shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated as provided herein. Tenant shall execute a confirmation of the Commencement Date and other matters in such form as Landlord may reasonably request within ten (10) days after requested; any failure to respond within such time shall be deemed an acceptance of the matters as set forth in Landlord's confirmation. If Tenant disagrees with Landlord's adjustment of the Commencement Date, Tenant shall pay Rent and perform all other obligations commencing on the date determined by Landlord, subject to refund or credit when the matter is resolved.

During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same (e.g., to perform alterations or improvements). Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent.

The Commencement Date, Rent and Tenant's other obligations shall be postponed to the extent Tenant is unable to occupy the Premises because Landlord fails: (i) to substantially complete any improvements to the Premises required to be performed by Landlord under this Lease, or (ii) to deliver possession of the Premises for any other reason, including holding over by prior occupants, except to the extent that Tenant, its space planners, architects, contractors, agents or employees in any way contribute to either such failures, either such event occurs with respect to a portion of the Premises, the Commencement Date, Rent and Tenant's other obligations shall be so postponed with respect to such portion (and fairly prorated based on the rentable square footage involved). Any such delay in the Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom.

ARTICLE 3: ACCEPTANCE OF PREMISES AND LANDLORD'S WORK

A.           The Premises shall be constructed by Landlord substantially in accordance with the provisions of Exhibit C annexed hereto and made a part hereof.  The "Landlord's Work" as described on Exhibit C shall be deemed to have been substantially completed even though (i) minor details or adjustments; or (ii) items which, in accordance with good construction practices, must be performed after the completion of any work to be performed by Tenant, may not then be completed, subject to Landlord's obligation to complete Landlord's Work. Within ten (10) days after Landlord has substantially completed Landlord's Work, Tenant shall have the right to inspect the Premises and complete and deliver to Landlord a "Compliance List", specifying any work required to be completed by Landlord to correct any deficiencies in connection with Landlord's Work; provided Landlord agrees it will complete all deficiencies required under the Compliance List which are the obligation of Landlord within thirty (30) days after the Commencement Date or such longer time as may be reasonably required because of the nature of the deficiency, provided Landlord must have undertaken procedures to correct the deficiency within such thirty (30) day period and thereafter diligently pursues such efforts to completion. The fact that Landlord still has to complete work set forth on the Compliance List shall not delay or postpone the Commencement Date so long as the items listed on the Compliance List do not prevent or prohibit obtaining a certificate of occupancy or Tenant's reasonable ability to utilize the Premises. The taking of possession of the Premises by Tenant shall be deemed an acceptance of the Premises and substantial completion by Landlord of the Landlord's Work, subject to the items on the Compliance List. Except as expressly provided to the contrary in this Article 3, Tenant shall accept the Premises "AS IS" on the Commencement Date (subject to any matters specified in the Compliance List) and Landlord shall not thereafter be required to perform any work, install any fixtures or equipment or render any services to make the Premises ready or suitable for Tenant's use or occupancy. No promise of the Landlord to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by the Landlord to the Tenant other than as may be contained in this Lease or in the Work Letter attached hereto as Exhibit C and made a part hereto. Landlord agrees to use commercially reasonable efforts to substantially complete construction of the "Landlord's Work" (as defined in Exhibit "C") and deliver possession of the Premises to Tenant on or before January 1, 2008.

ARTICLE 4: BASE RENT AND ADDITIONAL RENT

A.           Base Rent. Tenant shall pay Landlord the monthly Base Rent set forth in Article 1 in advance on or before the first day of each calendar month during the Term; provided, Tenant shall pay Base Rent for the first full calendar month for which Base Rent shall be due (and any initial partial month) when Tenant executes this Lease.

B.           Taxes and Expenses. Tenant shall pay Landlord Tenant's Share of Taxes and Tenant's share of Expenses in the manner described below. The foregoing capitalized terms shall have the meanings specified therefor in Articles 1 and 32.

C.           Payments. Tenant shall pay such amounts as follows:

(i)           Landlord shall reasonably estimate in advance the amounts Tenant shall owe for Tenant's Share of Taxes and Tenant's Share of Expenses for any full or partial calendar year of the Term. Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted from time to time by Landlord, including adjustments to reflect the final Tax bills each year.

(ii)          Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Expenses for such calendar year, with a listing of amounts for major categories of Expenses, (b) any amount paid by Tenant towards Taxes and Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Expenses for the current calendar year.

(iii)         If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Expenses for such year, Tenant shall pay the difference within fifteen (15) days after Landlord sends the Statement.

(iv)         If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall: (a) pay the difference between the new and former estimates for the period from January 1 of the current calendar year through the month in which the Statement is sent within fifteen (15) days after Landlord sends the Statement, and (b) thereafter pay the new estimated amount until Landlord further revises such estimated amount.

(v)          If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Expenses, Landlord shall credit the difference against payment of Rent next due.  If the Term shall have expired and no further Rent shall be due, Landlord shall provide a refund of such difference at the time Landlord sends the Statement.

(vi)         Landlord reserves the right to reasonably change, from time to time, the manner or timing of Tenant's payments for Taxes and Expenses. In lieu of providing one Statement covering all such items. Landlord may provide separate statements, at the same or different times, including separate statements for Taxes after bills are received.

D.           Fiscal Years and Tax Years. If Landlord now or hereafter uses a non-calendar fiscal year: (i) all references to calendar years herein shall refer to such fiscal years, (ii) all references to January 1 and December 31 herein shall refer, respectively, to the first and last days of such fiscal years as the context requires, and (iii) if Landlord changes fiscal years, Landlord shall make appropriate prorations such that Tenant's obligations hereunder are not materially adversely affected thereby. Subject to Paragraph F below, Landlord shall include in Taxes each year hereunder: (a) in general, the amounts levied, assessed or imposed for such year, whether paid or payable in another year, (b) for personal property taxes, the amounts paid during such year, and (c) for Taxes paid in installments over more than one year, the amounts paid each year, and any interest thereon. If any taxing authority uses a fiscal year other than a calendar year, Landlord may elect from time to time, consistent with sound accounting and management practices, to require payments by Tenant based on: (x) amounts paid or payable during each calendar year without regard to such fiscal years, (y) amounts paid or payable during each calendar year, averaging the bills for each calendar year based on the number of days or months of such calendar year included in each fiscal tax year, or (z) amounts paid or payable for or during each fiscal tax year.

E.           Tax Refunds, Protest Costs, and Expense Adjustments For Prior Years. Landlord shall each year: (i) credit against Taxes any refunds received during such year, (ii) include in Taxes any additional amount paid during such year, involving an adjustment to Taxes for a prior year, due to error by the taxing authority, supplemental assessment, or other reason, (iii) include, in either Taxes or Expenses, any fees for attorneys, consultants and experts, and other costs paid during such year in attempting to protest, appeal or otherwise seek to reduce or minimize Taxes, whether or not successful, (iv) credit against Expenses the cost of any item previously included in Expenses, to the extent that Landlord receives reimbursement from insurance proceeds or a third party during such year (excluding tenant payments for Taxes and Expenses), and (v) make any other appropriate changes to reflect adjustments to Taxes or Expenses for prior years, regardless of whether Landlord uses an accrual system of accounting for other purposes.

F.           Grossing Up Variable Expenses. If the Office Parcel is not fully occupied during all or a portion of any calendar year, Landlord may. in accordance with sound accounting and management practices, determine the amount of variable Expenses (i.e. those items which vary according to occupancy levels) that would have been paid had the Office Parcel been fully occupied, and the amount so determined shall be deemed to have been the amount of Expenses for such year.  Similarly. if Landlord is not furnishing any particular utility or service (the cost of which, if performed by Landlord, would be included in Expenses) to a tenant during any period, Landlord may for such period: (i) adjust Expenses to reflect the additional amount that would reasonably have been incurred during such period had Landlord furnished such utility or service to such tenant, or (ii) exclude the rentable area of such tenant from the rentable area of the Buildings in computing Tenant's Share of Expenses of the component of Expenses for such utility or service.

G.           Prorations. If the Term commences on a day other than the first day or a calendar month or ends on a day other than the last day of a calendar month: the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Article 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days or such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay amounts towards Taxes and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term.

H.           Payments After Lease Term Ends. Tenant's obligations to pay Taxes and Expenses (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or anytime after, such expiration or termination. Tenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within fifteen (15) days after Landlord sends a statement therefor. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made.

I.           Landlord's Accounting Practices and Records. Landlord shall maintain records respecting Taxes and Expenses and determine the same in accordance with sound accounting and management practices consistently applied in accordance with this Lease. Subject to the other provisions of this Article, Landlord may from time to time use a full accrual system of accounting, or a modified cash basis of accounting with appropriate accrual adjustments to ensure that each year includes substantially the same major recurring items. Unless Tenant takes exception by notice to Landlord within thirty (30) days after Landlord provides any Statement to Tenant, such Statement shall be considered final and binding on Tenant (except as to additional Expenses or Taxes not then known or omitted by error). If Tenant takes exception by notice within such time, Landlord may seek certification from Landlord's independent certified public accountant as to the proper amount of Taxes and Expenses. In such case: (i) such certification shall be considered final and binding, on both parties (except as to additional Expenses or Taxes not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such certification, unless it shows that Taxes and Expenses were overstated by at least five (5) percent. Pending resolution of any such exceptions, Tenant shall pay Tenant's Share of Taxes and Expenses in the amounts shown on such Statement, subject to credit, refund or additional payment after any such exceptions are resolved.

J.           General Payment Matters. Base Rent, Taxes, Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of rent shall be applicable thereto. Rent shall be paid in good funds and legal tender of the United States of America, together with any applicable sales tax or other taxes on Rent as further described in Article 1. Tenant shall pay Rent without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws, except as may be expressly provided in this Lease. Rent obligations hereunder are independent covenants. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Expenses. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

ARTICLE 5: QUIET ENJOYMENT

Landlord agrees that if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold the Premises during the Term, free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.

ARTICLE 6: UTILITIES AND SERVICES

A.           Standard Landlord Utilities and Services.  Landlord shall provide the following utilities and services (the cost of which shall be included in Expenses, except as provided below):

(i)           Heat and air-conditioning to provide a temperature required, in Landlord's reasonable opinion, for comfortable occupancy of the Premises as offices, during Building Hours (as defined in Article 32).

(ii)          Water from city mains for drinking, lavatory and toilet purposes only, at those points of supply provided for nonexclusive general use of tenants at the Office Parcel, or points of supply in the Premises installed by or with Landlord's written consent for such purposes.

(iii)         Cleaning and trash removal service in and about the Premises comparable to those provided as a standard service by landlords for office space in comparable office buildings in the vicinity.

(iv)         Passenger elevator service at all times (subject to changes in the number of elevators in service after Building Hours or at other times), and freight elevator service (if the Building has such service, subject to scheduling by Landlord), in common with Landlord and other parties.

(v)          Electricity for building standard overhead office lighting fixtures, and equipment and accessories customary for offices, where: (a) Tenant uses an amount of electricity that is generally consistent with average office use at the Building as reasonably determined by Landlord, and (b) the Systems and Equipment are suitable, the sale and lawful capacity thereof is not exceeded, and (c) sufficient capacity remains at all times for other existing and future tenants, as determined in Landlord's reasonable discretion.

B.           Additional Utilities and Services.  Landlord shall not be responsible for inadequate air-conditioning or ventilation whenever the use or occupancy of the Premises exceeds the normal capacity or design loads of, affects the temperature or humidity otherwise maintained by, or otherwise adversely affects the operation of the Systems and Equipment for the Building, whether due to items of equipment or machinery generating heat, above normal concentrations of personnel or equipment, alterations to the Premises made by or through Tenant without balancing the air or installing supplemental HVAC equipment. Without limiting the generality of the foregoing, Landlord shall not be responsible for inadequate air conditioning or ventilation to the extent that the same occurs because Tenant, without providing adequate air-conditioning and ventilation: (i) uses or permits the use of any item, or concentrated group, of equipment consuming more than 500 watts in the aggregate at rated capacity, or (ii) occupies or permits the Premises to be occupied with concentrations of personnel greater than one person per 200 usable square feet.  In any such case, Landlord may elect to balance the air, install, operate, maintain and replace such supplemental HVAC equipment during the Term, at Tenant's expense, as an extra utility or service (or require that Tenant arrange for the same as Work under Article 9). Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Building or existing Systems and Equipment, and if Landlord shall receive Tenant's request within a reasonable period prior to the time such extra utilities or services are required. Tenant shall pay, for any extra utilities or services, such standard charges as Landlord shall from time to time establish. Landlord's out-of-pocket costs for architects, engineers, consultants and other parties relating to such extra utilities or services, and a fee equal to fifteen percent (15%) of such costs (provided, Landlord's standard overtime HVAC charges shall not require an additional such percentage thereon). All payments for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within fifteen (15) days after such billing. Notwithstanding the foregoing to the contrary, in lieu of charging separately for additional utilities and services. Landlord may reasonably elect from time to time to expand or modify the amounts of services and utilities available without separate charge, in which case the costs there shall be included in Expenses.

C.           Monitoring.  Landlord may install and operate meters, submeters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord's charges and fees as described in Paragraph B, above, for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment) which Landlord may make, and Landlord's charges for such amount of excess services or utilities used by Tenant.

D.           Interruptions and Changes.  Landlord shall have no liability for interruptions, variations, shortages, failures, changes in quality, quantity, character or availability of any utilities or services caused by repairs, maintenance, replacements, alterations (including any freon retrofit work), labor controversies, accidents, inability to obtain services, utilities or supplies, governmental or utility company acts or omissions, requirements, guidelines or requests, or other causes beyond Landlord's reasonable control (or under any circumstances with respect to utilities or services not required to be provided by Landlord hereunder). Under no circumstances whatsoever shall any of the foregoing be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof, serve to abate Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages in connection with the foregoing events. Nevertheless, in any such events after receiving notice, Landlord shall use reasonable efforts to restore such utilities or services required to be provided hereunder to reasonable levels.

ARTICLE 7: USE, COMPLIANCE WITH LAWS, AND RULES

A.           Use of Premises. Tenant shall use the Premises only for the permitted use identified in Article 1, and no other purpose whatsoever, subject to the other provisions hereof and of this Lease. Unless expressly permitted in Article 1. Tenant shall not use or permit the Premises to be used as a: (i) social-welfare office, (ii) medical, dental, psychology, psychiatry, or science office or laboratory, (iii) multiparty "executive" or "legal" suite type offices, (iv) data processing, telecommunications or telemarketing center as a primary use, (v) school, educational or training facility as a primary use, (vi) employment, placement, recruiting or clerical support agency, (vii) computerized vehicle sales, loan or "finder" service, (viii) governmental, quasi- governmental, trade association or union office or activities, (ix) travel agency or reservation center, (x) radio or television studio or broadcasting or recording facility, or (xi) retail real estate brokerage, retail stock brokerage, retail bank or other retail financial institution, loan office, depository, check-cashing or wire-transferring service.

B.           Laws and Other Requirements. Tenant shall not use or permit within the Premises anything that will: (i) violate the requirements of Landlord's insurers, the American Insurance Association, or any board of underwriters, (ii) cause a cancellation of Landlord's policies, impair the insurability of the Office Parcel, or increase Landlord's premiums (any such increase shall be paid by Tenant without such payment being deemed permission to continue such activity or a waiver of any other remedies of Landlord), or (iii) violate the requirements of any Lenders, the certificates of occupancy issued for the Premises or the Building, or any other requirements, covenants, conditions or restrictions affecting the Office Parcel at any time. Tenant shall comply with all Laws relating to the Premises and Tenant's use of the Premises and Office Parcel, including Laws governing Hazardous Materials as described in Article 30, and the Disabilities Acts as described in Article 31. Tenant's obligations to comply with Laws shall include, without limitation: (a) obtaining all permits, licenses, certificates and approvals to conduct its business in the Premises, or any necessary waivers or variances, without thereby subjecting Landlord, the Office Parcel or other occupants to any costs, requirements, liabilities or restrictions, (b) any work to or for the Premises (or any systems or equipment exclusively serving the Premises, including any freon retrofitting work for such exclusive systems and equipment) required by Laws, and (e) any work outside the Premises (if Landlord permits such work) required by Laws based on Tenant's use of work within, or systems or equipment exclusively serving, the Premises, whether any such work is deemed structural, involves a capital expenditure or results in a benefit extending beyond the Term. Any work hereunder shall be deemed "Work" subject to Article 9.

C.           Rules. Tenant shall comply with the Rules set forth in Exhibit D attached hereto (the "Rules"). Landlord shall have the right by notice to Tenant or by posting at the Building, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Office Parcel, or the promotion of safety, care, efficiency, cleanliness or good order therein. Nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant or visitor of the Office Parcel, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance.

ARTICLE 8: MAINTENANCE AND REPAIRS

Except for customary cleaning and trash removal provided by Landlord under Article 6, and casually damage to be repaired by Landlord under Article 11, Tenant shall keep and maintain (or cause to be kept and maintained) the Premises in good and sanitary condition, working order and repair, in compliance with all applicable Laws as described in Article 7, and as required under other provisions of this Lease, including the Rules (including any carpet and other flooring material, paint and wall-coverings, doors, windows, ceilings, interior surfaces of walls, lighting (not including lamps, bulbs, ballasts and starters), plumbing and other fixtures, alterations, improvements, systems and equipment in or exclusively serving the Premises whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly notify Landlord and arrange for the same either: (i) through Landlord for such reasonable charges as Landlord may establish from time to time, payable within ten (10) days after billed, or (ii) at Landlord's option, by engaging such contractors as Landlord shall first designate or approve in writing to perform such work, all in a first class, workmanlike manner approved by Landlord in advance in writing and otherwise in compliance with Article 9 respecting "Work". Tenant shall promptly notify Landlord concerning the necessity for any repairs or other work hereunder and upon completion thereof. Tenant shall pay Landlord for any repairs, maintenance and replacements to areas of the Building outside the Premises, caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or otherwise by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence, or for damage covered under Article 11. Landlord shall keep the common areas of the Building and Office Parcel in good and sanitary condition, working order and repair (the cost of which shall be included in Expenses).

ARTICLE 9: ALTERATIONS AND LIENS

A.           Alterations and Approval. Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations or improvements to the Premises or the Systems and Equipment serving the Premises (all such work is referred to collectively herein as the "Work"), without the prior written consent of Landlord. Landlord shall not unreasonably withhold consent, except that Landlord reserves the right to withhold consent in Landlord's sole discretion for Work affecting the structure, safety, efficiency or security of the Building or Premises, the Systems and Equipment, or the appearance of the Premises from any common or public, areas. In seeking approval, Tenant shall submit for Landlord's prior written approval: (i) the names, addresses and background information concerning all architects, engineers, contractors, subcontractors and suppliers Tenant proposes to use, and (ii) detailed plans and specifications prepared by the approved architects and engineers. In addition, Tenant shall provide Landlord with notice of whether the Work will involve or affect any Hazardous Materials, whether such materials are customary and usual based on standard industry practices, and all other details relating thereto.

B.           Approval Conditions. Landlord reserves the right to impose requirements as a condition of such consent or otherwise in connection with the Work, including requirements that Tenant: (i) obtain and post permits, (ii) provide bonds, additional insurance, and/or a cash deposit of the total amount required to pay for the Work (including plans, specifications, engineering and other leinable costs, and landlord's fee described below) for Landlord to release or apply as the Work is properly completed and lien waivers, affidavits and other documentation satisfactory to landlord are submitted, (iii) submit architect, engineer, contractor, subcontractor and supplier affidavits of payment and recordable lien waivers in compliance with the Laws of the State of Florida, (iv) use union labor (if' Landlord uses union labor), (v) permit Landlord or its representatives to inspect the Work at reasonable times, and (vi) comply with such other requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Landlord may require that all Work be performed under Landlord's supervision and Landlord reserves the right to designate the architects, engineers, contractors, subcontractors and suppliers who will design and perform all Work and supply all materials affecting the Systems and Equipment or structure of the Building. If Landlord approves, inspects, supervises recommends or designates any architects, engineers, contractors, subcontractors or suppliers the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws.

C.           Performance of Work. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) strictly in accordance with plans, specifications, parties and other matters approved or designated by Landlord in advance in writing, (iv) not to adversely affect the Systems and Equipment or the structure of the Building, (v) diligently to completion and so as to avoid any disturbance, disruption or inconvenience to other tenants and the operation of the Building, and (vi) in compliance with all Laws, the Rules and other provisions of this Lease, and such other requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Any floor, wall or ceiling coring work or penetrations or use of noisy or heavy equipment which may interfere with the conduct of business by other tenants at the Building shall, at Landlord's option, be performed at times other than Landlord's normal business hours (at Tenant's sole cost). If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Tenant fails to cure such failure within 48 hours after notice by Landlord (except notice shall riot be required in emergencies). Landlord shall have the right to stop the Work until such failure is cured (which shall not be in limitation of Landlord's other remedies and shall not serve to abate the Rent or Tenant's other obligations under this lease). Upon completion of any Work hereunder, Tenant shall provide Landlord with "as built" plans, copies of' all construction contracts, and proof of' payment for all labor and materials.

D.           Liens. Tenant shall pay all costs for the Work when due. Tenant shall keep the Building, Office Parcel, Premises and this Lease free from any mechanic's, material man's, architect's, engineer's or similar liens or' encumbrances, and any claims therefor, or stop or violation notices, in connection with any Work, Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non responsibility, Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within ten (10) days after notice by Landlord. If Tenant rails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to, or any Lender's interest in, the Office Parcel or Building or Premises to any such claims, liens or encumbrances, or stop or violation notices, whether claimed pursuant to statute or other Law or express or implied contract.

No Mechanics' Liens. Under Section 713.10, Florida Statutes, the interests of Landlord in the Demised Premises, the Office Parcel or the improvements therein, shall not be subject to liens for any improvements made by or on behalf of the Tenant and it is specifically provided that neither Tenant nor any one claiming by, through or under Tenant, including, without limitation, contractors, subcontractors, materialmen, mechanics and/or laborers, shall have any right to file or place any mechanics' or materialmen's liens of any kind whatsoever upon the Demised Premises, the Office Parcel or the improvements thereon: and any such liens arc hereby specifically prohibited. All parties with whom Tenant may deal are put on notice that Tenant has no power to subject Landlord's interest to any mechanics' or materialmen's lien of any kind or character, and all such persons so dealing with Tenant must look solely to the credit of Tenant, and not to Landlord's said interest or assets. Tenant shall provide written notice to each contractor, subcontractor, material man, mechanic and laborer performing work in the Demised Premises of the foregoing.

E.           Removal of Work Upon Termination of Lease. All Work hereunder shall remain or be removed from the Premises upon expiration or earlier termination of this Lease to the extent required under Article 23.

F.           Landlord's Fees and Costs. Tenant shall pay Landlord a fee for reviewing, scheduling, monitoring, supervising, and providing access for or in connection with the Work, in an amount equal to ten percent (10%) of the total cost of the Work (including costs or plans and permits therefor), and Landlord's out-of-pocket costs, including any costs for security, utilities, trash removal, temporary barricades, janitorial, engineering, architectural or consulting services, and other matters in connection with the Work, payable within ten (10) days after billed.

ARTICLE 10: INSURANCE AND WAIVER OF CLAIMS

A.           Required Insurance. Tenant shall maintain at its expense during the Term with respect to the Premises and Tenant's use thereof and of the Office Parcel:

(i)           Worker's Compensation Insurance in the amounts required by statute, and Employer Liability Insurance in at least the following amounts: (a) Bodily Injury by Accident - $500.000 per accident, (c) Bodily Injury by Disease - $500,000 per employee, and (c) Aggregate Limit - $1,000,000 per policy year.

(ii)          Property Damage insurance for the protection of Tenant and Landlord, as their interests may appear, covering any alterations or improvements in excess of any work provided or paid for by Landlord under this Lease. Tenant's personal property, business records, fixtures and equipment, and other insurable risks in amounts not less than the full insurable replacement cost of such property and full insurable value of such other interests of Tenant, with coverage at least as broad as the most recent editions published by Insurance Services Office, Inc. or any successor organization ("ISO"), of: (a) Building and Personal Property Coverage Form (CP0010), (b) Business Income Coverage Form (CP0030). covering at least one year of anticipated income, (c) Boiler and Machinery Coverage Form (13M0025), (d) Causes of Special Loss Form (CP1030), and (e) Sprinkler Leakage Earthquake Extension (CP1039).

(iii)         Commercial General Liability Insurance ("CGL") at least as broad as the most recent ISO edition of Commercial General Liability Coverage Form (CG0001) with limits of at least the following amounts: (a) Death or Bodily Injury - $2,000,000, (b) Property Damage or Destruction (including loss of use thereof) - $1,000.000, (c) Products/Completed Operations $1,000,000, (d) Personal or Advertising injury - $1,000,000, (c) Each Occurrence Limit $2,000,000, and (f) General Aggregate Limit - $3,000,000 per policy year. Such policy shall include endorsements: (1) for contractual liability covering Tenant's indemnity obligations under this Lease, and (2) adding Landlord, the management company for the Office Parcel, and other parties designated by Landlord, as Additional Insureds, on a form at least as broad as the most recent edition of Additional Insured - Manager or Lessor of Premises Endorsement Form (CG2011) published by ISO.

B.           Certificates, Subrogation and Other Matters. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder prior to the Commencement Date, or Tenant's entry to the Premises for construction of improvements or any other purpose (whichever first occurs). Such certificates shall: (i) be on ACORD Form 27 or such other form approved or required by Landlord, (ii) state that such insurance coverage may not be changed, canceled or non-renewed without at least thirty (30) days' prior written notice to Landlord, and (iii) include as attachments, originals of the Additional insured endorsements to Tenant's CGL, policy required above. Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Except as expressly provided to the contrary herein, coverage hereunder shall apply to events occurring during the policy year regardless of when a claim is made, Landlord may periodically require that Tenant reasonably increase or expand the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit or the party carrying such insurance. If Tenant obtains insurance under "blanket policies." Tenant shall obtain an endorsement providing that the insurance limits required hereunder are not subject to reduction or impairment by claims or losses at other locations. Tenant's insurance policies shall be primary to all policies of Landlord and any other Additional Insureds (whose policies shall be deemed excess and noncontributory). All insurance required hereunder shall be provided by responsible insurers licensed in the State of Washington, and shall have a general policy holder's rating of at least A and a financial rating of at least X in the then current edition of Best's Insurance Reports. The parties mutually hereby waive all rights and claims against each other for all losses covered by their respective insurance policies (or required to be covered by insurance under this Lease), and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder, Landlord disclaims any representation as to whether the foregoing coverages will be adequate to protect Tenant, and Tenant agrees to carry such additional coverage as may be necessary or appropriate.

C.           Waiver of Claims. Except for claims arising from Landlord's intentional or grossly negligent acts which are not covered or required to be covered by Tenant's insurance hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by 'tenant or any party claiming by or through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding (including flooding of' basements and other subsurface areas), freezing, fire, explosion, earthquake, excessive heat or cold, dampness. lire or other casualty, (iv) the Office Parcel. Premises, Systems and Equipment being defective, out of repair, or failing, and (v) vandalism, malicious mischief, theft, misappropriation or other acts or omissions of any parties including Tenant's employees, other tenants, and their respective agents, employees, invitees and contractors (and Tenant shall give Landlord immediate notice of any such occurrences). This provision is in addition to, and not in limitation oil other provisions of' this Lease limiting Landlord's liability.

ARTICLE I: CASUALTY DAMAGE

A.           Restoration. Tenant shall promptly notify landlord of any damage to the Premises by lire or other casualty. If the Premises or any common areas of the Office Parcel providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the same condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Lender, any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work provided or paid for by Landlord under this Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof'. Promptly following completion of Landlord's restoration work. Tenant shall repair and replace Tenant's furniture, furnishings, fixtures, equipment, and any alterations or improvements made by Tenant in excess of those provided or paid for by Landlord, subject to and in compliance with the other provisions of this Lease.

B.           Abatement of Rent. Landlord shall allow Tenant a proportionate abatement of Base Rent from the date of the casualty through the date that Landlord substantially completes Landlord's repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant or any other occupant or the Premises, or any of their agents, employees, invitees, Transferees and contractors), provided such abatement: (i) shall apply only to the extent the Premises are untenantable for the purposes permitted under this lease and not used by Tenant as a result thereof, based proportionately on the square Footage of the Premises so affected and not used, and (ii) shall not apply if Tenant or any other occupant of the Premises, or any of' their agents, employees, invitees. Transferees or contractors caused the damage.

C.           Termination of Lease. Notwithstanding the foregoing to the contrary, in lieu of performing the restoration work, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises), if the Building shall be materially damaged by Tenant or its employees or agents, or if' the Building shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within 120 days after the casualty without the payment of overtime or other premiums, (b) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term, (c) any Lender shall require that the insurance proceeds or any portion thereof' be used to retire the Mortgage debt, or the damage is not fully covered, except for deductible amounts, by landlord's insurance policies, or (d) the cost of the repairs, alterations, restoration or improvement work would exceed twenty-five percent (25%) or the replacement value of the Building (whether or not the Premises are affected by the damage). Tenant agrees that the abatement of Rent provided herein shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to perform repairs or terminate the Lease by reason of damage to the Premises or Building or Office Parcel.

ARTICLE 12: CONDEMNATION

If at least fifty percent (50%) of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use ("Condemnation"), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken. If: (i) less than fifty percent (50%) of the Premises is taken, but the taking includes or affects a material portion of the Building or Office Parcel, or the economical operation thereof, or (ii) the taking is temporary and will be in effect for less than one year but more than thirty (30) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days' prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (h) if' the taking is temporary, Rent shall not be abated for the period of the taking, but Tenant may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant's unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall have the right to claim damages for a temporary taking of the leasehold as described above, and for moving expenses and any taking of 'tenant's personal property.

ARTICLE 13: ASSIGNMENT AND SUBLETTING

A.           Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of Law or otherwise. (ii) sublet the Premises or any part thereof; (iii) permit the use of the Premises by any Persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"), or (iv) advertise the Premises or Lease for Transfers. If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than 180 days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the Consideration therefor, the name, address and background information concerning the proposed Transferee, and a true and complete copy of all proposed Transfer documentation, and (d) financial statements (balance sheets and income/expense statements for the current and prior three (3) years) of the proposed Transferee, in form and detail reasonably satisfactory to Landlord, certified by an officer, partner or owner of the Transferee, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any transfer made without complying with this Article shall at Landlord's option be null, void and of no effect. or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent. Tenant shall pay a reasonable fee (but not less than $500.00) towards Landlord's review and processing expenses, as well as any reasonable legal fees incurred by Landlord within ten (10) days after written request, by Landlord.

B.           Approval. Landlord will not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality or nature of the Office Parcel or other tenants of the Office Parcel, or would be a significantly less prestigious occupant of the Office Parcel than Tenant, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, would result in more than a reasonable number of occupants, or would require increased services by Landlord, (iv) the Transferee is either a government (or agency or instrumentality thereof), (v) the proposed Transferee or any affiliate thereof is an occupant of the Office Parcel, (vi) the proposed Transferee does not have. in Landlord's sole good faith determination, satisfactory references or a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vii) the Transfer is other than a sublease or a noncollateral complete assignment, (viii) the proposed Transfer would cause landlord to be in violation of any Laws or any other lease, Mortgage or agreement to which Landlord is a party, would give a tenant of the Office Parcel a right to cancel its lease, or would create adverse tax consequences for Landlord, or (ix) Tenant has committed and railed to cure a Default, (x) Landlord has determined by comparison to current market transactions that the business terms contained in the proposed Transfer or Sublease are not consistent with business terms contained in direct leases or transfers between Landlord and other Tenants. If, Tenant disagrees with Landlord's decision to deny approval, Tenant's sole remedy shall be to seek injunctive relief.

C.           Transfer Premiums. If Landlord consents to a Transfer. and as a condition thereto which the parties hereby agree is reasonable.,Tenant shall pay Landlord fitly percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean, for a lease assignment, all consideration paid or payable therefor. "Transfer Premium" shall mean, for a sublease, all rent additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred). "Transfer Premium" shall also include so-called "key money," or other bonus amount paid by Transferee to Tenant, and any payment in excess of fair market value for services rendered by Tenant to Transferee or in excess of "Tenant's depreciated tax basis for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee. If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

D.           Recapture. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option by giving notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's Option, shall cause the Transfer to be made, to Landlord or its agent or nominee, in which ease the parties shall execute reasonable Transfer documentation promptly thereafter), if This Lease shall be canceled with respect to less than the entire Premises, the Rent herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party the parties shall execute written confirmation or the same. Tenant shall surrender and vacate the Subject Space when required hereunder in accordance with Article 23 and any failure to do so shall be subject to Article 24.

E.           Terms of Consent. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises. or lease other space, any such rights being deemed personal to the initial Tenant, (d) Tenant shall deliver to Landlord promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Tenant shall furnish a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium that Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant and any Transferee relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than two percent (2%) Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions or this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) deem such sublease as merged and canceled and repossess the Subject Space by any lawful means, or (b) deem such termination as an assignment of such sublease to Landlord and not as a merger, and require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall commit a Default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact to direct any Transferee to make all payments under or in connection with the Transfer directly to landlord (which Landlord shall apply towards Tenant's obligations under this Lease).

F.           Certain Transfers. For purposes of this lease, the term "Transfer" shall also include, and all of the foregoing provisions shall apply to: (if the conversion. merger or consolidation of Tenant into a limited liability company or limited liability partnership, (ii) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members. Or a transfer of a majority of partnership or membership interests, within a twelve month period, or the dissolution of the partnership or company, and (iii) if Tenant is a closely held corporation (i.e.. whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger consolidation or other reorganization of Tenant, or within a twelve month period: (a) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason or gift or death) or (b) the sale, mortgage, hypothecation or pledge or more than an aggregate of 50% of Tenant's net assets.

ARTICLE 14: PERSONAL PROPERTY, RENT AND OTHER TAXES

Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon all fixtures. furnishings, personal property, systems and equipment located in or exclusively serving the Premises, and any Work to the Premises under Article 9 or other provisions of this Lease or related documentation. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within ten (10) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant's property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises, or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith.

ARTICLE 15: LANDLORD'S REMEDIES

A.           Default. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant and shall give rise to Landlord's remedies set forth in Paragraph B below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) days after notice; (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Articles hereof, or otherwise within a reasonable time, but in no event more than twenty (20) days following notice (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure. Tenant shall not be in Default if Tenant commences to cure promptly within such period, diligently seeks and keeps Landlord reasonably advised of efforts to cure such failure to completion. and completes such cure within sixty (60) days following Landlord's notice): (iii) failure to cure immediately upon notice thereof any condition which is hazardous, interferes with another Tenant or the operation or leasing of the Office Parcel, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates, (iv) violating Article 13 respecting Transfers, or abandoning, vacating or failing to occupy the Premises for more than ten (10) days, or removing or making arrangements to remove substantial portions of the furniture or other personal property from the Premises or any material portion thereof, or (v)(a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or far reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within thirty (30) days), (c) appointment of a trustee or receiver to take possession or substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, ( f) Tenant's or any Guarantor's insolvency or failure, or admission of an inability to pay debts as they mature, or (g) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord or any affiliate thereof which is not cured within the time permitted for care thereunder. If Tenant violates the same term or condition of this Lease on two (2) occasions during any twelve (12) month period. Landlord shall have the right to exercise all remedies for any violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure. The notice and cure periods provided herein arc in lieu of, and not in addition to, any notice and cure periods provided by Law: provided, Landlord may elect to comply with such notice and cure periods provided by Law in lieu of the notice and cure periods provided herein.

B.           Remedies. If a Default Occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease:

(1)           Landlord may terminate this Lease and Tenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, and recover from Tenant: (i) any unpaid Rent as of the termination date, (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the Term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Lease, taking into account among other things the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Costs of Reletting (as defined in Paragraph below) that Landlord may incur in order to enter such replacement lease, (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease. For purposes of computing the amount of Rent herein that would have accrued after the termination date, Tenant's obligations for Taxes and expenses shall be projected based upon the average rate or increase in such items from the Commencement Date through the termination date (or if such period shall be less than three years, then based on Landlord's reasonable estimates). The amounts computed in accordance with the foregoing subclauses (a) and (b) shall both be discounted in accordance with accepted financial practice at the rate of four percent (4%) per annum to the then present value.

(2)           Landlord may terminate Tenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, without terminating this Lease, and recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent which thereafter accrues during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph 11 below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease including all Costs of Reletting (as defined in Paragraph 11 below). Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant's right to possession as provided herein. Landlord may terminate this Lease as provided in clause (1) above by notice to Tenant, and Landlord may pursue such other remedies as may be available to Landlord under this Lease or applicable Law.

C.           Mitigation of Damages. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate Landlord's damages. except to the extent required by applicable Law. If' Landlord has not terminated this Lease or Tenant's right to possession. Landlord shall have no obligation to mitigate under any circumstances and may permit the Premises to remain vacant or abandoned: in such case. Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease pursuant to Article 13. If Landlord is required to mitigate damages: (i) Landlord shall be required only to use reasonable efforts to mitigate. which shall not exceed such efforts as Landlord generally uses to lease other space at the Office Parcel, (ii) Landlord will not be deemed to have failed to mitigate if or its affiliates lease any other portions of the Office Parcel or other projects owned by Landlord or its affiliates in the same geographic area. before reletting all or any portion of the Premises. and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period. taking into account the factors described in clause B(1) above. In recognition that the value of the Office Parcel depends on the rental rates and terms of leases therein. Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Office Parcel at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein. shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

D.           Reletting. If this Lease or Tenant's right to possession is terminated, or Tenant abandons the Premises, Landlord may: (i) enter and secure the Premises. change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord's sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space). for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord's sole discretion. directly or as Tenant's agent (if permitted or required by applicable Law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph 11 hereof. and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder. Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand. subject to the other provisions hereof:

E.           Specific Performance, Collection of Rent and Acceleration. Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief. and specifically: enforce this Lease or restrain or enjoin a violation of any provision hereof: and Tenant hereby waives any right to require that Landlord post a bond or other security in connection therewith, and (ii) sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law. in the event of' any Default by Tenant, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare all Rent reserved for the remainder or the Terra to be immediately due and payable (in which event, Tenant's obligations for Taxes and Expenses that would have accrued thereafter shall be projected in the manner described in Section B(1), above): provided the Rent so accelerated shall be discounted in accordance with accepted financial practice at the rate of !bur percent (4%) per annum to the then present value, and Landlord shall. after receiving payment of die same from Tenant, be obligated to turn over to Tenant any actual net relating proceeds (net of all Costs Reletting) thereafter received during the remainder or the Term, up to the amount so received from Tenant pursuant to this provision.

F.           Late Charges, Interest, and Returned Checks. Tenant shall pay. as additional Rent. a service charge of Three Hundred Dollars ($300.00) or five percent (5%) or the delinquent amount, whichever is greater. if any portion of Rent is not received when due. In addition. any Rent not paid when due shall accrue interest horn the due date at the Default Rate until payment is received by Landlord. Such service charges and interest payments shall not be deemed consent by Landlord to late payments. nor a waiver of Landlord's right to insist upon timely payments at any time. nor a waiver or any remedies to which Landlord is entitled as a result of the late payment of Rent. If Landlord receives two (2) or more checks from Tenant which arc returned by Tenant's bank or insufficient funds, Landlord may require that all checks thereafter the bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant.

G.           Landlord's Cure of Tenant Defaults. If Tenant fails to perform any obligation under this Lease for five (5) days after notice thereof by Landlord (except that no notice shall be required in emergencies), Landlord shall have the right (hut not the duty), to perform such obligation on behalf and for the account of Tenant. In such event. Tenant shall reimburse Landlord upon demand as additional Rent, For all expenses incurred by Landlord in performing such obligation together with an amount equal to fifteen (15%) thereof for Landlord's overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord's performance of Tenant's obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

H.           Other Matters. No re-entry or repossession. repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession. nor shall the same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder. unless express notice of such intention is sent by Landlord to Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof as the same accrue or after the same have accrued. and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder. nor shall the same serve as any defense to any subsequent suit brought for any amount not therefor reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord's option: (i) first, to the Costs of Reletting. (ii) second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor. (iii) third, to the payment of all interest and service charges accruing hereunder. (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue. if any. to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). "Costs of Reletting" shall include without limitation, all costs and expenses incurred by Landlord for any repairs or other matters described in Paragraph D above, brokerage commissions, advertising costs. attorneys' fees, any economic incentives given to enter leases with replacement tenants, and costs of collecting rent from replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues while Tenant is in Default hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease, or Tenant's right to possession, after this Lease, or Tenant's right to possession, is terminated based on a Default by Tenant.

ARTICLE 16: SECURITY DEPOSIT

Tenant shall deposit with landlord the amount set forth in Article 1 ("Security Deposit"), upon Tenant's execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. If Tenant commits a Default, or owes any amounts to Landlord upon the expiration of this Lease. Landlord may use or apply the whole or any part of the Security Deposit For the payment of Tenant's obligations hereunder. The use or application of the Security Deposit or any portion thereof' shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application. Tenant shall deposit with Landlord within ten (10) days after notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit. shall be returned to Tenant (or, at Landlord's option. to the last assignee of Tenant's interest in this Lease) within sixty (60) days after Tenant (or such assignee) has vacated the Premises in accordance with Article 23. If the Premises shall be expanded at any time. or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased. Tenant shall not assign, pledge or otherwise transfer any interest in the Security Deposit except as part of an assignment of this Lease approved by Landlord under Article I 3. and any attempt to do so shall be null and void.

ARTICLE 17: ATTORNEYS' FEES, JURY TRIAL, COUNTERCLAIMS AND VENUE

In the event of any litigation or arbitration between the parties relating to this Lease. the Premises or Office Parcel (including pretrial. trial. appellate. administrative. bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its attorneys' fees and costs as part of the judgment. award or settlement therein. In the event of a breach of this Lease by either party which does not result in litigation but which causes the non-breaching party to incur attorneys' fees or costs, the breaching party shall reimburse such lees and costs to the nonbreaching party upon demand. If either party or any of its officers. directors. trustees. beneficiaries. partners, agents. affiliates or employees shall be made a party to any litigation or arbitration commenced by or against the other party and is not at fault, the other party shall pay all costs. expenses and attorneys' fees incurred by such parties in connection with such litigation. IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY DISPUTE, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATING TO THIS LEASE, THE PREMISES OR THE OFFICE PARCEL. Although such jury waiver is intended to be self-operative and irrevocable. Landlord and Tenant each further agree. if requested. to confirm such waivers in writing at the time of commencement of any such action. proceeding or counterclaim. If Landlord commences any detainer suit. summary, proceedings or other action seeking possession of the Premises, Tenant agrees not to interpose by consolidation of actions. removal to chancery or otherwise. any counterclaim, claim of set-off, recoupment or deduction of Rent. or other claim seeking affirmative relief of any kind (except a mandatory or compulsory counterclaim which Tenant would forfeit if not so interposed). Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease. the Premises or the Office Parcel, shall be heard, at Landlord's option. in the court having jurisdiction located closest to the Office Parcel.

ARTICLE 18: SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Office Parcel, and all other encumbrances and matters of public record applicable to the Office Parcel. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted (or any ground lease is terminated). Tenant agrees upon written request of any such Lender or any purchaser at such sale. to attorn and pay Rent to such party. and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant's occupancy so long as Tenant does not Default hereunder. on a form customarily used by. or otherwise reasonably acceptable to. such party). If however, in the event of attornment. no Lender shall be: (i) liable for any act or omission of Landlord. or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming landlord under such attornment). (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender. or (iii) bound by any modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its: Mortgage by written notice to Tenant. and if the Lender of any prior Mortgage shall require. this Lease shall be prior to any subordinate Mortgage: such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mail. return receipt requested. a copy of any notice of default served by Tenant upon Landlord. provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases. or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control. including time to obtain possession of the Office Parcel by appointment of receiver, power of sale or judicial action). Should an current or prospective Lender require a modification or modifications to this Lease which will not cause an increased cost or otherwise materially and adversely change the rights and obligations Or Tenant hereunder. Tenant agrees that this Lease shall be so modified. Except as expressly provided to the contrary herein, the provisions of this Article shall be self-operative; however Tenant shall execute and deliver. within ten (10) days after request, such documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed. a deed in lieu is delivered, or a ground lease is terminated. in order to further confirm or effectuate the matters set forth in this Article in recordable form (and Tenant hereby authorizes Landlord acting in good faith to execute any such documentation as 'tenant's agent and attorney-in-fact). Tenant hereby waives the provisions of any law (now or hereafter adopted) which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if foreclosure or power of sale proceedings are initiated, prosecuted or completed.

ARTICLE 19: ESTOPPEL CERTIFICATES

Tenant shall from time to time. within ten (10) days after written request from Landlord. execute. acknowledge and deliver a statement certifying: (i) that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or specifying the ground for claiming that this Lease is not in force and effect), (ii) the dates to which the Rent has been paid. and the amount. of any Security Deposit, (iii) that Tenant is in possession of the Premises, and paying Rent on a current basis with no offsets. defenses or claims. or specifying the same if any are claimed, (iv) that there are not. to Tenant's knowledge, any uncured defaults on the part of Landlord or Tenant which are pertinent to the request. or specifying the same if any arc claimed, and (v) certifying such other matters, and including such current financial statements. as Landlord may reasonably request. or as may be requested by Landlord's current or prospective Lenders, insurance carriers, auditors. and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. if Tenant shall fail to execute and return such statement within the time required herein. Tenant shall be deemed to have agreed with the matters set forth therein. and Landlord acting in good faith shall be authorized as Tenant's agent and attorney-in-fact to execute such statement on behalf of Tenant (which shall not be in limitation of Landlord's other remedies).

ARTICLE 20: RIGHTS RESERVED BY LANDLORD

Except to the extent expressly limited herein. Landlord reserves lull rights to control the Office Parcel (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind). including more particularly. but without limitation, the following rights:

A.           General Matters. To: (i) change the name or street address of' the Building or Project or designation of the Premises. (ii) install and maintain signs on the exterior and interior of the Office Parcel. and grant any other Person the right to do so. (iii) retain at all times. and use in appropriate instances, keys to all doors within and into the Premises. (iv) grant to any Person the right to conduct any business or render any service at the Office Parcel. whether or not the same arc similar to the use permitted Tenant by this Lease. (v) grant any Person the right to use separate security personnel and systems respecting access to their premises. (vi) have access the Landlord and other tenants of the Office Parcel to any mail chutes located on the Premises according to the rules of the United States Postal Service (and to install or remove such chutes). and (vii) in case of lire, invasion. insurrection. riot. civil disorder. public excitement or other dangerous condition or threat thereof: (a) limit or prevent access to the Office Parcel. (i) shut down elevator service. or activate elevator emergency controls. and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Office Parcel or the protection of the Office Parcel and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions. and no liability for actions taken in good faith.

B.           Access To Premises. To enter the Premises in order to: (i) inspect, (ii) supply cleaning service or other services to be provided Tenant hereunder. (iii) show the Premises to current and prospective Lenders. insurers. purchasers. tenants. brokers and government authorities. (iv) decorate, remodel or alter the Premises if tenant shall abandon the Premises at any time. or shall vacate the same during the last 120 days of the Term (without thereby terminating this Lease). and (v) perform any work or take any other actions under Paragraph (C) below. or exercise other rights of Landlord under this Lease or applicable laws. However Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person for matters which will involve a significant disruption to Tenant's business (except in emergencies), (b) take reasonable steps to minimize any significant disruption to Tenant's business, and following completion of any work. return .tenant's  leasehold improvements. fixtures. property and equipment to the original locations and condition to the tidiest extent reasonably possible and (c) take reasonable steps to avoid materially changing the configuration or reducing the square footage of the Premises, unless required by Laws or other causes beyond Landlord's reasonable control (and in the event of any permanent. material reduction, the Rent and other rights and obligations of the parties based on the square footage of the Premises shall be proportionately reduced). 'Imam shall not place partitions, furniture or other obstructions in the Premises which may prevent or impair Landlord's access to the Systems and Equipment for the Office Parcel or the systems and equipment for the Premises. If Tenant requests that any such access occur before or after Landlord's regular business hours and Landlord approves. Tenant shall pay all overtime and other additional costs in connection therewith.

C.           Changes To The Office Parcel. To: (i) paint and decorate. (ii) perform repairs or maintenance, and (iii) make replacements. restorations. renovations. alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Office Parcel or any part thereof. including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (including changes, reductions or additions of corridors. entrances. doors. lobbies, parking facilities and other areas, structural support columns and shear wails. elevators, stairs, escalators, mezzanines. solar tint windows or film. kiosks, planters. sculptures. displays. and other amenities and features therein. and changes relating to the connection with or entrance into or use of the Office Parcel for any other adjoining or adjacent building or buildings. now existing or hereafter constructed). In connection with such matters. Landlord may among other things erect scaffolding, barricades and other structures. open ceilings. close entry ways. restrooms. elevators, stairways. corridors. parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However. Landlord shall: (a) take reasonable steps to minimize or avoid any denial of access to the Premises except when necessary on a temporary basis. and (b) in connection with entering the Premises shall comply with Paragraph B above.

D.           New Premises. To substitute for the Premises other premises (herein referred to as the "new premises") in the Office Parcel on any level besides ground floor, provided: (i) the new premises shall be similar to the Premises in size (up to 10% larger or smaller with the Rent and any other rights and obligations of the parties based on the square footage of the Premises adjusted proportionately to reflect any decrease). (ii) Landlord shall provide the new premises in a condition substantially comparable to the Premises at the time of the substitution and Tenant shall diligently cooperate in the preparation or approval of any plans or specifications for the new premises as requested by Landlord or Landlord's representatives). (iii) the parties shall execute an appropriate amendment to the lease confirming the change within thirty (30) days after Landlord requests, and (iv) if Tenant shall already have taken possession of the Premises: (a) Landlord shall pay the direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the new premises. and (b) Landlord shall give Tenant at least thirty (30) days notice before making such change. and such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant. Tenant shall surrender and vacate the Premises on the date required in Landlord's notice of substitution. in the condition and as required under Article 23. and any failure to do so shall be subject to Article 24.

ARTICLE 21: LANDLORD'S RIGHT TO CURE

If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after notice thereof by Tenant (provided. if the nature of Landlord's failure is such that more time  reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and failure to cure as provided herein. Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws. subject to the other provisions of this Lease: provided. Tenant shall have no right, of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold. set-off. or abate Rent, or terminate this Lease, and Tenant hereby expressly waives the benefit of any Law to the contrary.

ARTICLE 22: INDEMNIFICATION

Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands. losses, penalties. fines, fees, charges, assessments, liabilities, damages. judgments, orders. decrees. actions. administrative or other proceedings. costs and expenses (including court costs, attorneys' fees, and expert witness fees). including consequential damages. and any diminution in value or loss or interference with the transfer. use or enjoyment oldie Premises. Office Parcel or other property or business or affecting title thereto. howsoever caused, which directly or indirectly relate to or result wholly or in part From. or are alleged to relate to or arise wholly or in part from: (i) any violation or breach of this lease or applicable Law by any Tenant Parties (as defined below). (ii) damage. loss or injury to persons. property or business occurring in. about or from the Premises. (iii) damage, loss or injury to persons. property or business directly or indirectly. arising out of Tenant Party's use of the Premises or Office Parcel. or out of any other act or omission of any Tenant Parties. For purposes of this provision. "Tenant Parties" shall mean Tenant, any other occupant of the Premises and any of their respective agents. employees, invitees. Transferees and contractors. Without limiting the generality of the foregoing. Tenant specifically acknowledges that the undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in Article 9. the installation. maintenance, use or removal of any "Lines" as described in Article 29, the transportation, use. storage. maintenance. generation. manufacturing, handling, disposal. release, discharge, spill or leak of any "Hazardous Material" as described in Article 30, and violations of Tenant's responsibilities respecting the Disabilities Acts as described in Article 31 (whether or not any of such matters shall have been theretofore approved by Landlord). Notwithstanding the foregoing to the contrary, the foregoing indemnity shall not apply to claims finally determined by a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of the party seeking to be indemnified.

ARTICLE 23: RETURN OF POSSESSION

At the expiration or earlier termination of this Lease or Tenant's right of possession. Tenant shall vacate and surrender possession of the entire Premises in the condition required under Article 8 and the Rules, ordinary wear and tear excepted, shall surrender all keys and key cards, and any parking transmitters. stickers or cards, to Landlord, and shall remove all personal property and office trade fixtures that may be readily removed without damage to the Premises or Building, All improvements. fixtures and other items, including ceiling light fixtures. HVAC equipment. plumbing fixtures. hot water heaters, fire suppression and sprinkler systems, "Lines" under Article 29. interior stairs, wall coverings, carpeting and other flooring. blinds. drapes and window treatments. in or serving the Premises, whether installed by Tenant or Landlord. shall be Landlord's property and shall remain upon the Premises. all without compensation, allowance or credit to Tenant, unless Landlord elects otherwise as provided herein. If prior to such termination or within three (3) months thereafter Landlord so directs by notice. Tenant shall promptly remove such of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner: provided. Landlord shall not require removal or customary office improvements installed with Landlord's written approval (except as expressly and reasonably required by Landlord in connection with granting such approval). If Tenant shall fail to perform any repairs or restoration. or fail to remove any items from the Premises required hereunder. Landlord may do so and Tenant shall pay Landlord's charges thereby upon demand. All property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant's expense. and Landlord shall in no event be responsible for the value. preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant's right to possession. shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by hill of sale without payment by Landlord. Unless prohibited by applicable Law. Landlord shall have a lien against such property for the costs incurred in removing and storing the same. Tenant hereby waives any statutory notices to vacate or quit the Premises upon expiration of this Lease.

ARTICLE 24: HOLDING OVER

Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 200% of the amount of Rent then applicable prorated on a per them basis for each day Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease as required under Article 23. together with all damages (direct and consequential) sustained by Landlord on account thereof: Tenant shall pay such amounts on demand. and, in the absence of demand, monthly in advance. The foregoing provisions, and Landlord's acceptance of' any such amounts. shall not serve as permission !iv Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all provisions of this Lease until Tenant properly vacates the Premises. and shall be subject to the provisions of Article 23). Landlord shall have the right at any time after expiration or earlier termination of this Lease or Tenant's right to possession to reenter and possess the Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable laws.

ARTICLE 25: NOTICES

Except as expressly provided to the contrary in this Lease. every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Office Parcel, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail. return receipt requested. postage prepaid, to the parties at the addresses set forth in Article 1. or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier dale evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

ARTICLE 26: REAL ESTATE BROKERS

Tenant represents that Tenant has dealt only with the broker. if any, designated in Article 1 whose commission. if any, shall be paid by Landlord pursuant to separate agreement) as broker. agent or finder in connection with this Lease, and agrees to indemnify, and hold Landlord harmless from all damages. judgments. liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease.

ARTICLE 27: NO WAIVER

No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock- box arrangement shall not constitute a waiver of any breach by Tenant of term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments necessary to preserve Landlord's remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord's right to receive the full amount due. nor shall any endorsement or statement on any cheek or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the pertinence of any other term or provision from. or providing directory listings or services for any Person other than Tenant shall not constitute a waiver of Landlord's right to approve any Transfer. No delivery to, or acceptance by. Landlord or its agents or employees of keys. nor any other act or omission of Tenant or Landlord or their agents or employees. shall be deemed a surrender. or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.

ARTICLE 28: SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

The parties acknowledge that safety and security devices, services and programs provided by Landlord. if any. while intended to deter crime and ensure safety. may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device. service or program may not be effective. or may malfunction. or be circumvented by a criminal. is assumed by Tenant with respect to Tenant's property and interests. and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 10. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord, or required by Law.

ARTICLE 29: TELECOMMUNICATION LINES

A.           Telecommunication Lines. Subject to Landlord's continuing right of supervision and approval, and the other provisions hereof, Tenant may: (i) install telecommunication lines (Lines") connecting the Premises to Landlord's terminal block on the floor or floors on which the Premises are located, or (ii) use such Lines as may currently exist and already connect the Premises to such terminal block. Landlord's predecessor or independent contractor has heretofore connected such terminal block through riser system Lines to Landlord's main distribution frame ("MDF”) for the Building. Landlord disclaims any representations. warranties or understandings concerning the capacity. design or suitability of Landlord's riser lines, MDF or related equipment. If there is. or will be, more than one tenant on any floor. at any time. Landlord may allocate, and periodically reallocate. connections to the terminal block based on the proportion of square feet each tenant occupies on such floor. or the type of business operations or requirements of such tenants. in Landlord's reasonable discretion. Landlord may arrange for an independent contractor to review Tenant's requests for approval hereunder. monitor or supervise Tenant's installation. connection and disconnection of Lines. and provide other such services. or Landlord may provide the same. In each case. Tenant shall pay Landlord's fees and costs therefor as provided in Article 9.

B.           Installation. Tenant may install and use Tenant's Lines and make connections and disconnections at the terminal blocks as described above, provided Tenant shall: (i) obtain Landlord's prior written approval of all aspects thereof, (ii) use an experienced and qualified contractor designated or approved in writing in advance by Landlord (whom Landlord may require to enter an access and indemnity agreement on Landlord's then standard ham of agreement thereby, (iii) comply with such inside wire standards as Landlord may adopt from time to time. and all other provisions of this Lease. including Article 9 respecting Work. and the Rules respecting access to the wire closets, (iv) not install lines in the same sleeve, chaseway or other enclosure in close proximity with electrical wire. and not install PVC-coated Lines under any circumstances, (v) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections). and not connect to any such unavailable or connected riser Lines. and (vi) not connect any equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation. unless the Lines there:1hr (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). As a condition to permitting installation of new Lines. Landlord may require that Tenant remove any existing Lines located in or serving the Premises.

C.           Limitation of Liability. Unless due solely to Landlord's intentional misconduct or grossly negligent acts. Landlord shall have no liability for damages arising. and Landlord does not warrant that the Tenant's use of the Lines will be free. hum the following (collectively called "Line Problems"): (i) any eavesdropping. wire-tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant's requirements. or (iii) any capacitance. attenuation, cross-talk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets. or any shortages. failures, variations. interruptions. disconnections, loss or damage caused by or in connection with the installation. maintenance. replacement. use or removal of any other Lines or equipment at the Building by or the other tenants at the Building. by any failure of the environmental conditions at or the power supply for the Office Parcel to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant. render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant's obligations under the Lease as amended herein. Landlord in no event shall be liable for damages by reason of loss of profits. business interruption or other consequential damage arising from any Line Problems.

ARTICLE 30: HAZARDOUS MATERIALS

A.           Hazardous Materials Generally Prohibited. Tenant shall not transport. use, store, maintain. generate, manufacture. handle. dispose, release. discharge. spill or leak any “Hazardous Material" (as defined below), or permit Tenant's employees, agents, contractors, or other occupants of the Premises to engage in such activities on or about the Office Parcel. However, the foregoing provisions shall not prohibit the transportation to and from, and use. storage. maintenance and handling within, the Premises of substances customarily and lawfully used in the business which Tenant is permitted to conduct in the Premises under this Lease but only as an incidental and minor part of such business, and provided: (i) such substances shall be properly labeled. contained, used and stored only in small quantities reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Laws, highest prevailing standards. and the manufacturers' instructions therefor, and as Landlord shall reasonably require. (ii) Tenant shall provide Landlord with ten (10) days advance notice and current Material Safety Data Sheets ("MSDSs") therefor. and Landlord reserves the right to prohibit or limit such substances in each such instance. (iii) such substances shall not be disposed of. released, discharged or permitted to spill or leak in or about the Premises or the Office Parcel (and under no circumstances shall any Hazardous Material be disposed of within the drains or plumbing facilities in or serving the Premises or Office Parcel or in any other public or private drain or sewer, regardless of quantity or concentration). (iv) if any applicable law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash. Tenant shall make arrangements at Tenant's expense for such disposal in approved container's directly with a qualified and licensed disposal company at a lawful disposal site, (v) any remaining such substances shall be completely. properly and lawfully removed from the Office Parcel upon expiration or earlier termination of this Lease. and (vi) for purposes of removal and disposal of any such substances. Tenant shall be named as the owner. operator and generator. shall obtain a waste generator identification number. and shall execute all permit applications. manifests. waste characterization documents and any other required forms.

B.           Notifications and Records. Tenant shall immediately notify Landlord of: (i) any inspection, enforcement. cleanup or other regulatory action taken or threatened by any regulatory authority with respect to any Hazardous Material on or from the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury claimed to have resulted from any Hazardous Material on or from the Premises. (iii) any release. discharge. spill. leak, disposal or transportation of any I hazardous Material on or from the Premises in violation of this Article, and any damage. loss or injury to persons. property or business resulting or claimed to have resulted therefrom. and (iv) any matters where Tenant is required by Law to give a notice' to any regulatory authority respecting any hazardous Materials on or from the Premises. Landlord shall have the right (hut not the obligation) to notify regulatory authorities concerning actual and claimed violations of this Article. Tenant shall immediately upon written request from time to time provide Landlord with copies of all MSDSS. permits, approvals. memos, reports, correspondence. complaints. demands. claims. subpoenas. requests. remediation and cleanup plans. and all papers of any kind tiled with or by any regulatory authority and any other books. records or items pertaining to Hazardous Materials that are subject to the provisions of this Article (collectively referred to herein as "Tenant's Hazardous Materials Records").

C.           Clean Up Responsibility. If any Hazardous Material is released, discharged or disposed of, or permitted to spill or leak, in violation of the foregoing provisions. Tenant shall immediately and properly clean up and remove the Hazardous Materials from the Premises. (Office Parcel and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord) in compliance with applicable 1aws and then prevailing industry practices and standards. at Tenant's expense (without limiting Landlord's other remedies therefor). Such clean up and removal work ("Tenant Remedial Work") shall be considered Work under Article 9 and subject to the provisions thereof, including Landlord's prior written approval (except in emergencies), and any testing, investigation, feasibility and impact studies. and the preparation and implementation of any remedial action plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. In connection therewith. Tenant shall provide documentation evidencing that all Tenant Remedial Work or other action required hereunder has been properly and lawfully completed (including a certificate addressed to Landlord from a environmental consultant reasonably acceptable to Landlord, in such detail and form as Landlord may reasonably require). If any Hazardous Material is released. discharged. disposed or permitted to spill or leak on or about the Office Parcel and is not caused by Tenant or other occupants of the Premises, or their agents. employees, Transferees, or contractors, such release. discharge. disposal, spill or leak shall be deemed casualty damage under Article 11 to the extent that the Premises and Tenant's use thereof is affected thereby: in such case. Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under this lease.

D.           Hazardous Material Defined. The term "Hazardous Material" tier purposes hereof shall include, but not be limited to: (i) any flammable. explosive. toxic. radioactive. biological. corrosive or otherwise hazardous chemical. substance. liquid. gas. device. firm of energy material or waste or component thereof: (ii) petroleum-based products. diesel fuel, paints. solvents. lead. radioactive materials, cyanide, biohazards. medical and infectious waste and "sharps", printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, and (iii) any item defined as a "hazardous substance", "hazardous material", "hazardous waste", "regulated substance" or 'toxic substance" under in federal, state or local Laws, and all regulations. guidelines. directives and other requirements thereunder, all as may be amended or supplemented from time to time.

E.           Fees, Taxes, Fines and Remedies. Tenant shall pay, prior to delinquency. and any all fees, taxes (including excise taxes), penalties and lines arising from or based on Tenant’s activities involving hazardous Material on or about the Premises or Office Parcel. and shall not allow such obligations to become a lien or charge against the Office Parcel or Landlord. If Tenant violates any provision of' this Article with respect to any Hazardous Materials, Landlord may: (i) require that Tenant immediately remove all Hazardous Materials from the Premises and discontinue using, storing and handling Hazardous Materials in the Premises, and/or (ii) pursue such other remedies as may be available to Landlord under this Lease or applicable Law.

ARTICLE 31: DISABILITIES ACTS

The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder ("ADA"). and any similarly motivated state and local Laws ("Local Barriers Acts"). as the same may be amended and supplemented from time to time (collectively referred to herein as the "Disabilities Acts") establish requirements for business operations, accessibility and carrier removal. and that such requirements may or may not apply to the Premises and (Office Parcel depending on. among other things: (i) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (ii) whether such requirements are "readily achievable", and (iii) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall perform any required ADA Title III and related Local Barriers Acts compliance in the common areas. except as provided below, (b) Tenant shall perform any required ADA Title III and related Local Barriers Acts compliance in the Premises. and (c) Landlord may perform, or require that Tenant perform. and Tenant shall be responsible for the cost of. ADA Title III and related Local Barriers Acts "path of travel" and other requirements triggered by any public accommodation or other use oil or alterations in. the Premises. Tenant shall be responsible for ADA Title I and related. Local Barriers Acts requirements relating to Tenant's employees, and Landlord shall be responsible for ADA Title I and related local Barriers Acts requirements relating to Landlord's employees.

ARTICLE 32: DEFINITIONS

(A)           "Building Hours" shall mean 8:00 A.M. to 6:00 P.M. Monday through Friday. and 9:00 A.M. to 1:00 P.M. on Saturday excluding Holidays.

(B)           "Declaration" shall mean the Amended and Restated Declaration of Restrictions and Grant of Easements by University Centre West, Ltd. Dated November 26, 1996 recorded in Official Records Book 27359, Page 463, of the Public Records of Broward County, Florida.

(C)           "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

(D)           "Expenses" shall mean all expenses. costs and amounts (other than Taxes) or every kind and nature relating to the ownership. management, repair. maintenance. replacement. insurance and operation of the Project, including any amounts paid for: (i) utilities for the Project. including electricity. power. gas, steam, oil or other fuel. water, sewer. lighting. heating, air conditioning and ventilating, (ii) permits, licenses, inspections, warrants and certificates necessary to operate. manage and lease the Project. (iii) costs of complying with Laws. including compliance with the "Disabilities Acts" (as described in Article 31). (iv) insurance applicable to the Project. not limited to that required under this Lease, and which may include earthquake, boiler, rent loss, workers` compensation and employers' liability. builders' risk. automobile and other coverages, including a reasonable allocation 01' costs under any blanket policies. (v) supplies. materials, tools, equipment, uniforms, and vehicles used in the operation, repair, maintenance, security, and other services for the Project. including rental, installment purchase and financing agreements therefor and interest thereunder. (vi) accounting, legal. inspection. consulting. concierge. alarm monitoring. security, janitorial. trash removal, snow and ice removal. and other services. (vii) management company fees, (viii) wages. salaries and other compensation and benefits (including health, life and disability insurance. savings. retirement and pension programs. and the fair value of any parking privileges, including those provided through collective bargaining agreements) for any manager and other personnel or parties engaged in the operation. repair, maintenance, security or other services for the Project. and employer's FICA contributions. unemployment taxes or insurance, any other taxes which nay be levied on such wages, salaries. compensation and benefits. and data or payroll processing expenses relating thereto (if the manager or other personnel handle other properties. the foregoing expenses shall be allocated appropriately between the Project and such other properties). (ix) payments pursuant to any easement. cross or reciprocal easement, operating agreement. development and/or parking rights agreement, declaration, covenant. or other agreement or instrument pertaining to the payment or sharing of costs for common or parking areas or other matters (except to the extent included in Taxes hereunder), (x) parking surcharges or fees that may result From any environmental or other Law or guideline, and any sales. use, value-added or other taxes on supplies or services For the Project. (xi) the costs of operating and maintaining any on-site office at the Project or an adjoining property (such costs to be appropriately allocated between the Project and any such adjoining property served by such office), including the fair rental value thereof, telephone charges, postage, stationery and photocopying expenses. and telephone directory listings, (xii) the amount of insurance premiums saved by electing higher than customary deductibles. if Landlord does not also include in Expenses the losses incurred as a result of having such higher deductibles, and (xiii) operation, maintenance, repair, installation, replacement, inspection, testing, painting, decorating and cleaning of the Project. and any items located off-site but installed for the benefit of' the Project. including: (a) Project identification and monument signs, directional signs. traffic signals and markers. flagpoles and canopies. (h) sidewalks. curbs. stairways. parking structures. lots. loading and service areas and driveways. (e) storm and sanitary drainage systems, including disposal plants, lift stations and detention ponds and basins, (d) irrigation systems, (e) elevators. escalators. "Lines" under Article 29. and other Systems and Equipment, (f) interior and exterior flowers and landscaping, and (g) all other portions. facilities. features and amenities of the Project, including common area fixtures, equipment and other items therein or thereon, floors. floor coverings, corridors, ceilings, foundations, walls, wall-coverings, restrooms, lobbies. trash compactors, doors, locks and hardware, windows, gutters, downspouts, roof flashings and roofs. The foregoing provision is for definitional purposes only and shall not be construed to impose any obligation upon Landlord to incur such expenses. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work. in which case the costs thereof' shall be deemed Expenses. Certain services and components of the Expenses will not be provided to the ground floor retail tenants of the Office Parcel (e.g. the ground floor retail tenants will be separately metered for electric and HVAC service and will provide their own janitorial service). As to those components of Expenses that are not applicable to the ground floor retail tenants of the Office Parcel. in lieu of the Tenant's Share of such Expenses, the -Tenant's pro rata share thereof shall be fractional portion of such costs, the numerator of which shall be the rentable area of the Premises and the denominator of which shall be the rentable area of the Office Parcel less the rentable area of the ground floor retail tenants of the Office Parcel.

Expenses shall also include one-third (1/3) of the Expenses incurred by Landlord or its designee to maintain. repair. replace and operate the exterior common areas of the Project (excluding costs applicable to any building). The Office Parcel. Retail Parcel and Restaurant Parcel each being responsible for one-third (1/3) or such Expenses applicable to the exterior common areas of the Project.

Expenses shall not, however, include:

(1)           costs relating to any building in the Project other than the 2700 Building and the 2750 Building located on the Office Parcel:

(2)           depreciation, interest and amortization on any Mortgages and other debt costs Or ground lease payments (except interest on the cost of capital expenditures to the extent permitted below, and ground lease payments for Taxes and Expenses): legal fees in connection with leasing, tenant disputes or enforcement of leases: real estate brokers' leasing commissions: improvements or alterations to tenant spaces; the cost of providing any service directly to. and paid directly by any tenant: costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (excluding payments by tenants (or Taxes and Expenses); and

(3)           capital expenditures, except those: (i) made primarily to reduce Expenses, or to comply with laws or insurance requirements imposed after the Project was constructed. or (ii) for replacements or upgrades of nonstructural items located in the common areas of. the Project required to keep such areas in first class condition. To the extent that any such permitted capital expenditure exceeds $5,000, such excess shall be amortized for purposes of this Lease over the shorter or: (x) the period during which the reasonably estimated savings in Expenses equals the expenditure. (y) the shortest period over which landlord may depreciate such item under the Federal Tax Code then in effect. or (z) the useful life of the item, but in no event more than ten (10) years: provided, Landlord may elect any longer period in Landlord's discretion. In each such case. Landlord may include interest on the unamortized amount at the prevailing loan rate available to Landlord when the cost was incurred. Expenses shall include any remaining amortization o t' such permitted capital expenditures made prior to the date of this Lease.

(E)           "Holidays" shall mean all federal holiday's. and holidays observed by the State of Washington. including New Year's Day. President's Day. Memorial Day. Independence Day. Labor Day. Veterans' Day. Thanksgiving Day. Christmas Day. and to the extent of utilities or services provided by union members engaged at the Office Parcel. such other holidays observed by such unions.

(F)           "Landlord" shall mean only the landlord from time to time. except for purposes of any provisions defending. indemnifying and holding Landlord harmless hereunder. 'Landlord" shall include past. present and future landlords and their respective partners. beneficiaries. trustees. officers. directors. employees. shareholders. principals. agents. affiliates. successors and assigns.

(G)           "Law" or "Laws' shall mean all federal, state, county and local governmental and municipal laws, statutes. ordinances, rules. regulations, codes, decrees. orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State of Florida and decisions of federal courts applying the Laws of such State. at the time in question. This Lease shall be interpreted and governed by the Laws of the State of Florida.

(H)           "Lender" shall mean the holder of any Mortgage at the time in question, aid where such Mortgage is a ground lease. such term shall refer to the ground lessor (and the term "ground lease" although not separately capitalized is intended throughout this (.ease to include any superior or master lease).

(I)           "Mortgage" shall mean all mortgages, deeds of trust. ground leases and other such encumbrances now or hereafter placed upon the Office Parcel, or any part thereof: and all renewals. modifications. consolidations. replacements or extensions thereof. and all indebtedness now or hereafter secured thereby and all interest thereon.

(J)           "Person" shall mean an individual. trust, partnership. limited liability company, joint venture, association, corporation and any other entity.

(K)           "Premises" shall mean the area within the Building identified in Article I and Exhibit A. Possession of areas necessary for utilities services. safety and operation of the Building. including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Building thereabove. and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises. are hereby excepted and reserved by Landlord. and not demised to Tenant.

(L)           "Rent" shall have the meaning specified thereby in Article 4.

(M)           "Systems and Equipment" shall mean any plant. machinery. transformers. duct work. cable. wires, and other equipment, facilities. and systems designed to supply light. heat. ventilation, air conditioning and humidity or any other services or utilities. or comprising or serving as any component or portion of the electrical. gas. steam. plumbing. sprinkler. communications. alarm. security. or fire/life/safety systems or equipment. or any elevator's, escalators or other mechanical. electrical. electronic, computer or other systems or equipment (Or the Building. except to the extent that any of the same serves particular tenants exclusively (and "systems and equipment" without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

(N)           "Taxes" shall mean all amounts (unless required by Landlord to be paid under Article 14) for federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature in connection with the ownership, leasing and operation of' the Office Parcel, whether foreseen or unforeseen, general, special, ordinary or extraordinary (including real estate and ad valorem taxes. general and special assessments interest on special assessments paid in installments. transit taxes. water and sewer rents, license and business license fees. use or occupancy taxes. taxes based upon the receipt rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes. personal property taxes. taxes on fees for property management services, and taxes or charges for fire protection, streets, sidewalks, road maintenance, refuse or other services). If the method of taxation of real estate prevailing at the time of execution hereof shall he. or has been. altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied. assessed or imposed on Landlord, wholly or partially. as a capital stock levy or otherwise. or on or measured by the rents. income or gross receipts received therefrom, then such new or altered taxes attributable to the Office Parcel shall be included within the term "Taxes." except that the same shall not include any portion of such tax attributable to other income of Landlord not relating to the Office Parcel. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Office Parcel (whether based on a sale, change in ownership or refinancing of the Office Parcel or otherwise) increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law. scheduled reductions of any tax abatement. as a result of the elimination. invalidity or withdrawal of any tax abatement. or for any other cause whatsoever. If Taxes are reduced by. or credited with, any abatement or exemption issued by a taxing authority to help finance or reimburse Landlord for costs incurred to comply with Laws or otherwise, Taxes hereunder shall be computed without regard to such abatement or exemption (Tenant hereby acknowledging that Landlord. having incurred such costs, is solely entitled to such abatement or exemption). except to the extent that Landlord includes such costs in Expenses under this Lease. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes. franchise taxes, gift taxes. capital stock taxes, inheritance and succession taxes. estate taxes. federal and state income taxes, and other taxes to the extent applicable to landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Office Parcel).

(O)           "Tenant" shall be applicable to one or more Persons as the case may be. the singular shall include the plural. and if there be more than one Tenant. the obligations thereof shall be .joint and several. When used in the lower case. 'tenant' shall mean any other tenant. subtenant or occupant of the Office Parcel.

(P)           "Tenant's Share" shall be the percentage set forth in Article 1, which percentage has been determined by dividing the rentable area of the Office Parcel into the rentable area of the Premises.

ARTICLE 33: OFFER

The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord (nor an option or reservation for the Premises). but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of thirty (30) days after delivery. to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord's option. deposit any Security Deposit and Rent. proceed with any plans. specifications. alterations or improvements, and permit Tenant to enter the Premises. but such acts shall not be deemed an acceptance of Tenant's offer to enter this Lease. and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

ARTICLE 34: MISCELLANEOUS

A.           Captions and Interpretation. The captions of the Articles and Paragraphs of this Lease, and any computer highlighting of changes from earlier drafts. are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this lease and that it has had the opportunity to confer counsel in negotiating this Lease; accordingly. this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall include the masculine and feminine. and the singular shall include the plural. The term "including" shall be interpreted to mean but not limited to."

B.           Survival of Provisions. All obligations (including indemnity. Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

C.           Severability. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal. or unenforceable generally or with respect to any particular party. by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof. or its enforceability with respect to any other party.

D.           Failure to Commence. If the Commencement Date is delayed in accordance with Article 3 for more than nine (9) months. Landlord may declare this Lease terminated by notice to Tenant. and if the Commencement Date is so delayed for' more than two years, this Lease shall thereupon be deemed terminated without further action by either party.

E.           Short Form Lease. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant, but Landlord or any Lender may elect to record a short form of this Lease, in which case Tenant shall promptly execute. acknowledge and deliver the same on a form prepared by Landlord or such Lender.

F.           Light, Air and Other Interests. This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view visible from the Premises. nor any easements. licenses or other interests unless expressly contained in this Lease.

G.           Authority. If Tenant is any form of corporation. partnership. limited liability company or partnership. association or other organization. Tenant and all Persons signing for Tenant below hereby represent that this Lease has been fully authorized and no further approvals are required. and Tenant is duly organized, in good standing and legally qualified to do business in the Premises (and has any required certificates. licenses, permits and other such items).

H.           Partnership Tenant. If Tenant is a partnership. all current and new general partners shall be jointly and severally liable for all obligations of Tenant hereunder and as this Lease may hereafter be modified, whether such obligations accrue before nr alter admission of future partners or after any partners die or leave the partnership. Tenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord. but failure to do so shall not avoid such liability.

I.           Financial Statements. Tenant shall, within ten (10) days after request Pram time to time, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant's then most recent full and partial fiscal year preceding such request. certified by an independent certified public accountant or Tenant's chief financial officer. in form reasonably satisfactory to Landlord.

J.           Successors and Assigns; Transfer of Office Parcel and Security Deposit. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties' respective heirs. executors, administrators. guardians. custodians. successors and assigns, subject to Article 13 respecting Transfers and Article 18 respecting rights of Lenders. Subject to Article 18. if Landlord shall convey or transfer the Office Parcel or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed all of Landlord's obligations under this Lease accruing during such party's ownership. including the return of any Security Deposit (provided Landlord shall have turned over such Security Deposit to such party). and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

K.           Limitation of Landlord's Liability. Tenant agrees to look solely to Landlord's interest in the Office Pored for the enforcement of any judgment. award. order or other remedy under or in connection with this Lease or any related agreement, instrument or document or For any other matter whatsoever relating thereto or to the Office Parcel or Premises. Under no circumstances shall any present or future. direct or indirect, principals or investors. general or limited partners. officers, directors, shareholders, trustees. beneficiaries. participants. advisors. managers employees. agents or affiliates of Landlord. or of any the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters.

L.           Confidentiality. Tenant shall keep the content and all copies of this Lease. related documents or amendments now or hereafter entered. and all proposals. materials. information) and matters relating thereto strictly confidential. and shall not disclose. disseminate or distribute any of the same. or permit the same to occur except to the extent reasonably required for proper business purposes by Tenant's employees. attorneys. insurers. auditors, lenders and Transferees (and Tenant shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by Law or court proceedings.

M.           Parking. Landlord hereby grants Tenant and its employees occupying the Premises a license to use the number of general parking spaces set forth in Article 1 on a nonexclusive, unassigned "first come, first served" basis in common with Landlord and other tenants at the Office Parcel, and their employees and visitors. and other persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same. In no event shall Tenant and Tenant's employees use the parking spaces located on the Restaurant Parcel or the Retail Parcel, Landlord reserves the right to: (x) adopt requirements or procedures pertaining to parking. including parking stickers. key cards or any other devices or forms of identification. (y) assign specific spaces, and reserve spaces for disabled persons. and other tenants. customers of tenants or other parties, and (z) restrict or prohibit parking of commercial vehicles. Landlord reserves the right to close portions of the parking area in order to make repairs or perform maintenance services. or to alter, modify, re-stripe or renovate the same, or if required by casualty, condemnation. act of God or governmental requirement. or any other reason beyond Landlord's reasonable control. As a condition to the use of such parking spaces. Landlord may require that Tenant and/or each individual using such parking spaces comply with such further reasonable documentation as Landlord or any parking Facility management company for the Office Parcel may reasonably require.

Landlord will install free-standing awnings for four (4) covered reserved parking spaces at a fee of $30.00 per space per month for the Term and any renewal or extension thereof.

N.           Irrevocable Letter of Credit. So long as Tenant is not in default under the Lease. Landlord shall not draw upon the Letter of Credit established in Landlord's favor with First Citizens Bank & Trust Company. Attention International Banking Services DAC44. IOU East Tryon Road, Raleigh, NC 27603 in the amount of $22,490.93 (the “Letter of Credit"). If Tenant fails to make any payment of rent or other charges due to Landlord under the terms of Lease, Landlord. at Landlord's option. may make a demand km funds under the letter of Credit in an amount equal to the arrearages due and owing to Landlord under the Lease. Provided. however, that prior to making the demand under the terms and conditions of the Letter of Credit, landlord shall provide Tenant ten (10) days written notice evidencing its intent to draw upon the Letter of Credit if Tenant fails to cure its default. In no event shall Landlord have the right to demand payment under the terms or the Letter of Credit in an amount greater than the amount due and owing to Landlord under the Lease at the time of presentment to the bank. Provided further that the Tenant's total obligation under the Letter of Credit shall not exceed $22,490.93.

ARTICLE 35: ENTIRE AGREEM ENT

This Lease, together with the Riders. Exhibits and other documents listed in Article (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease. signed by both parties. Without limitation as to the generality of the foregoing. Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval. and are not authorized In make any agreements. representations. understandings or obligations, binding upon Landlord. respecting the condition of the Premises. Building. Office Parcel or Project. suitability of the same for Tenant's business. the current or future amount of Taxes or Expenses or any component thereof: the amount of rent or other terms applicable under other leases at the Office Parcel. whether Landlord is furnishing the same utilities or services to other tenants at all, on the same level or on the same basis. or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any cause or effect. TENANT HAS RELIED ON TENANT'S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE HABITABILITY, CONDITION OR SUITABILITY OF THE PREMISES OR OFFICE PARCEL FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER NOT EXPRESSLY CONTAINED HEREIN. Neither this Lease. nor any Riders or Exhibits referred to above may be modified. except in writing signed by both parties.

LANDLORD ACKNOWLEDGMENT

STATE OF ______________)
) ss:
COUNTY OF ______________)

The foregoing instrument was acknowledged before me this ____ day of __________, 19___ by ______________________________ as __________________ of __________ ______________________, a __________ corporation, on behalf of the corporation, which corporation is the General Partner of ______________________, a ______________ limited partnership. He/she personally appeared before me, is personally known to me or produced ____________________ as identification.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

____
Notary Public
Printed Name: ________________
My Commission Expires: ____________

TENANT ACKNOWLEDGMENT

STATE OF Fla)
) ss:
COUNTY OF Brown)

The foregoing instrument was acknowledged before me this 19 day of Dec, 2007 by C. Hunt as Pres of __________ ______________________, a __________ corporation, on behalf of the corporation. He/she personally appeared before me, is personally known to me or produced ____________________ as identification.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

NOTARY PUBLIC - STATE OF FLORIDA
Joel Marcus
Commission #DD647436
Expires: MAR. 06, 2011
BONDED THRU ATLANTIC BONDING CO., INC.

____
Notary Public
Printed Name: ________________
My Commission Expires: ____________

Initials: Landlord ____ Tenant ____

35

A-1-1

EXHIBIT A-1

Office Parcel Legal Description

SITE 3 Office Parcel

A PARCEL OF LAND BEING PORTIONS OF LOTS 6 AND 14, AND ALL OF LOTS 7,8,9,10,12, 12 AND 13. BLOCK “E” AND A PORTION OF LOTS 28 AND 29 AND ALL OF LOTS 21 TO 27, BLOCK "B” AND A PORTION OF THAT CERTAIN 20 FOOT ABANDONED ALLEY LYING BETWEEN SAID BLOCKS "E” AND "B”, AS ALL ARE SHOWN ON THE PLAN OF "CORAL SPRINGS UNIVERSITY DRIVE SUBDIV1ONS.” ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 60, PAGE 42, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE MOST EASTERLY SOUTHEAST CORNER OF SAID BLOCK “E”; THENCE NORTH 01°06’25” WEST ON THE EAST LINE OF SAID BLOCK "E”. A DISTANCE OF 303.20 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 88°53’35” WEST, A DISTANCE OF 286.85 FEET; THENCE SOUTH 01°'06'25” EAST, A DISTANCE OF 321.51 FEET, TO A POINT ON THE EASTERLY EXTENSION OF THE SOUTH LINE OF CURVATURE; THENCE NORTHWESTERLY ON A CURVE TO THE RIGHT WITI A RADIUS OF 25.00 FEET, A CENTRAL ANGEL OF 88°32’01”. AN ARC DISTANCE OF 38.63 FEET TO A POINT OF TANGENCY AND TO A POINT ON THE WEST LINE OF SAID BLOCK "B” THENCE NORTH 01°06'25” WEST ON THE SAID WEST LINE, A DISTANCE OF 792.04 FEET; THENCE NORTH 88°53'35” EAST, A DISTANCE OF 136.00 FEET: THENCE SOUTH 01°06'25" EAST. A DISTANCE OF 119.72 FEET; THENCE NORTH 88°53'35” EAST A DISTANCE OF 276.07 FEET; THENCE NORTH 01°06'25” WEST. A DISTANCE OF 3.49 FEET; THENCE NORTH 88°53'35” EAST, A DISTANCE OF 44.78 FEET TO A POINT ON THE EAST LINE OF SAID BLOCK "E” THENCE SOUTH 01°06’25” EAST. ON THE SAID EAST LINE OF BLOCK "E”. A DISTANCE OF 358.64 FEET TO THE POINT OF BEGINNING, SAID LANDS SITUATE LYING AND BEING IN THE CITY OF CORAL SPRINGS, BROWARD COUNTY, FLORIDA

A-1-1

EXHIBIT C

Work Letter Agreement

LANDLORD AND TENANT'S WORK

Description of Tenant's and Landlord's Work to be performed in the Leased Premises

Landlord's work is complete and Tenant accepts the Demised Premises in "as-is" condition.

Tenant's work shall be done at Tenant's sole cost and expense in accordance with applicable building codes and be completed after Landlord's work.

Landlord's Work

Landlord, at its expense. shall provide Tenant a Tenant improvement allowance (Allowance) in the amount of Ten Thousand Three Hundred Seven-Four and 00/100 ($10,374.00). The Allowance shall be paid by Landlord to Tenant within 30 days after receipt from Tenant of copies of the invoices for which payment is requested, together with: (i) Tenant’s application for payment which will include all copies of invoices Tenant is requesting payment for. and (ii) lien waivers for all the Work, and Tenant's certification that the lien waivers represent all the Work.

Tenant shall indemnify Landlord and save it harmless from all claims, damages. losses, liabilities and expenses (including reasonable attorney's fees) arising out of the Work or any act or omission of Tenant. Tenant's Contractor or Tenant's Representatives in performing the Work. Tenant shall not cause any mechanics' liens or other liens and encumbrances (collective. Work liens) to be filed against the Land. the Building or the Premises in connection with the Work. If any Work Lines shall be so filed, Tenant shall indemnify and defend Landlord fir. from and against any Work Liens filed by any person claiming through or under Tenant and against all costs. expenses. losses and liabilities (including reasonable attorneys' fees) incurred by Landlord in connection with any such Work Lien or any action or proceeding brought thereon. Tenant at its expense shall procure the discharge of record of all such Work Liens within 20 days after notice thereof.

Landlord's contribution to Improvements shall be. and hereby is limited to, the foregoing work. and any additional work shall be the sole responsibility of Tenant, the payment for the expense of such additional work (should Landlord perform such additional work) to be payable by Tenant to Landlord as Additional Rent.

Tenant's Work

Any work that is required that is not listed in this Exhibit "C" or is not delineated as landlord's Work. shall be Tenant's work.

C-1

EXHIBIT D

RULES

(1)           Access to Building. On Saturdays. Sundays and Holidays. and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day. or such Other hours as Landlord shall determine from time to time, access to and within the Building and/or to the passageways. lobbies. entrances, exits. loading areas, corridors. elevators or stairways and other areas in the Building may be restricted and access gained by use of a key to the outside doors of the Building. or pursuant to such security procedures Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment or Landlord shall be prejudicial to the safety, character. reputation and interests of the Building, and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord. its employees or invitees or other Persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

(2)           Signs. Tenant shall not paint. display. inscribe, maintain or affix any sign. placard. picture. advertisement. name. notice. lettering or direction on any part of the outside or inside of the Building, or on any part of the inside of the Premises which can be seen from the outside of the Premises without the prior consent of Landlord. and then only such name or names or matter and in such color. size, style. character and material. and with professional designers. fabricators and installers as may be first approved or designated by Landlord in writing. Landlord shall prescribe the suite number and identification sign for the Premises (which shall be prepared and installed by Landlord at Tenant's expense). Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant.

(3)           Window and Door Treatments. Tenant shall riot place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades. awnings or other forms or inside or outside window ventilators or similar devices. shall not be placed in or about the outside windows or doors in the Premises except to the extent. if any, that the design. character, shape, color. material and make thereof is first approved or designated by the Landlord. Tenant shall not install or remove any solar tint film from the windows.

(4)           Lighting and General Appearance of Premises. landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public. common Or exterior areas. The design. arrangement, style. color, character. quality and general appearance of the portion of the Premises visible from public. common and exterior areas. and contents or such portion of the Premises, including furniture, fixtures. signs. art work, wall coverings. carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat. professional. attractive. first class office appearance.

(5)           Project Tradename, Likeness, Trademarks. Tenant shall not in any manner use the name or the Project for any purpose, or use any tradenames or trademarks used by Landlord. any other tenant. or its affiliates, or any picture or likeness of the Project lin. any purpose other than that of the business address of Tenant, in any letterheads. envelopes. circulars. notices, advertisements. containers. wrapping or other material.

(6)           Deliveries and Removals. Furniture. freight and other large or heavy articles. and all other deliveries may lie brought into the Building only at times and in the manner designated by Landlord, and always at the Tenant's sole responsibility and risk. Landlord may inspect Rents brought into the Building or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other articles removed from the Premises or the Building be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Building . any item normally taken. or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable charges and requirements for the use of freight elevator's and loading areas, and reserves the right to alter schedules without notice. Any hand-carts used at the Building shall have rubber wheels and sideguards. and no other material handling equipment may be brought upon the Building without Landlord's prior written approval.

(7)           Outside Vendors. Tenant shall not obtain for use upon the Premises ice, drinking water, vending machine, towel, janitor and other services, except from Persons designated or approved by Landlord. Any Person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Building. Vendors must use freight elevators and service entrances.

(8)           Overloading Floors; Vaults. Tenant shall not overload any floor or part thereof in the Premises. or Building. including any public corridors or elevators therein bringing in or removing any large or heavy articles. and Landlord may prohibit, or direct and control the location and size of. safes and all other heavy articles and require at Tenant's expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

(9)           Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord's designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts. and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window. change existing locks or the mechanism thereof. or make or permit to be made any keys for any door other than those provided by Landlord. more than two keys for one lock are desired. Landlord will provide them upon payment of Landlord's charges. In the event of loss of any keys furnished by Landlord. Tenant shall pay Landlord's reasonable charges therefor. The term "key" shall include mechanical. electronic or other keys. cards and passes.

(10)           Utility Closets and Connections. Landlord reserves the right to control access to and use and monitor and supervise any work in or affecting, the "wire" or telephone. electrical. plumbing or other utility closets, the Systems and Equipment. and any changes. connections. new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord's prior written consent for any such access. use and work in each instance. and shall comply with such requirements as Landlord may impose, and the other provisions of Article 6 respecting electric installations and connections. Article 29 respecting telephone and connections. and Article 9 respecting Work in general. Tenant shall have no right to use any broom closets. storage closets. janitorial closets, or other such closets. rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this I ,case, without Landlord's prior written approval. and Tenant shall ascertain from Landlord the maximum amount of load or demand for use of electrical current which can safely be permitted in and for the Premises. taking into account the capacity of electric wiring in the Building and the Premises and the needs of tenants of the Building. and shall not in any event connect a greater load than such safe capacity.

(11)           Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that fig which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

(12)           Trash. All garbage. refuse. trash and other waste shall be kept in the kind of container. placed in the areas. and prepared for collection in time manner and at time times and places specified by Landlord, subject. to Article 30 respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

(13)           Alcohol, Drugs, Food and Smoking. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord. is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time management, use or give away, any spirituous. fermented. intoxicating or alcoholic liquors nor permit any of the same to occur. Tenant shall not at any time cook. sell. purchase or give away, food in any form by or to any of Tenant's agents or employees or any other parties on the Premises. nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord. which does not violate any Laws or bother or annoy any other tenant). Tenant and its employees shall not smoke tobacco on any part of the Office Parcel and Project (including exterior areas) except those areas. if any. that are designated or approved as smoking areas by Landlord.

(14)           Use of Common Areas; No Soliciting. Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress. and any such use thereof shall be subject to the other provisions of this Lease. including these Rules. Without limiting the generality of the foregoing. Tenant shall not allow anything to remain in any passageway, sidewalk. court. corridor, stairway. entrance. exit. elevator. parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass. solicit business or information from. or distribute any article or material to, other tenants or invitees of the Project. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants of the Project and shall not exhibit. sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant's use of the Premises expressly permitted in the Lease.

(15)           Energy and Utility Conservation. Tenant shall not waste electricity, water. heat or air conditioning or other utilities or services. and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Building and shall not allow the adjustment (except by Landlord's authorized Building personnel) of any controls. Tenant shall not obstruct. alter or impair the efficient operation of the Systems and equipment, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation. windows which are operable may be opened with Landlord's consent. If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord). Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

(16)           Unattended Premises. Before leaving the Premises unattended. Tenant shut/close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

(17)           Going-Out-Of-Business Sales and Auctions. Tenant shall not use. or permit any other party to use. the Premises for any distress. fire, bankruptcy. close-out. "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

(18)           Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors. services, workmen, labor. materials Or equipment, or labor and employment practices that. in Landlord's good faith judgment, may cause strikes. picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work. labor or services in or about the Building.

(19)           Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises. (ii) install or operate any internal combustion engine. boiler. machinery. refrigerating. heating or air conditioning equipment in or about the Premises. (iii) use the Premises for housing. lodging or sleeping purposes or for the washing of clothes. (iv) place any radio or television antennae other than inside of the Premises. (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises. (vi) use any source of power other than electricity. (vii) operate any electrical or other device from which may emanate electrical. electromagnetic. energy. microwave. radiation or other waves or fields which may interfere with or impair radio, television, microwave. or other broadcasting or reception from or in the Building or elsewhere in the Project. or impair Or interfere with computers. faxes or tellecommunications or equipment at the Building. or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle. or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Building. (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises. (x) do anything in or about the Premises or Building that is illegal. immoral. obscene. pornographic. or anything that may in Landlord's good faith opinion create or maintain a nuisance. cause physical damage to the Premises or Building. interfere with the normal operation of the Systems and Equipment. impair the appearance. character or reputation of the Premises or Building, create waste to the Premises or Building. cause demonstrations. protests. loitering. bomb threats or other events that may require evacuation of the Building. (xi) advertise or engage in any activities which violate the spirit or letter of any code of ethics or licensing requirements of any professional or business organization. (xii) throw or permit to be thrown or dropped any article from any window or other opening in the Building. (xiii) use the Premises for any purpose. or permit upon the Premises or Building anything. that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials) (xiv) place vending or game machines in the Premises. except vending machines for employees. (xv) adversely affect the indoor air quality of the Premises or Building, or (xvi) do or permit anything to be done upon the Premises or Building in any way tending to disturb, bother, annoy or interfere with Landlord Or any other tenant at the Building or the tenants of neighboring property. or otherwise disrupt orderly and quiet use and occupancy of the Building.

(20)           Transportation Management. Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project. and in connection therewith, Tenant shah take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord. any governmental transportation management organization or any other transportation-related committees or entities.

(21)           Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended. by Tenant's employees and as applicable, by Tenant's agents. invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules. including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

EXHIBIT E

IRREVOCABLE LETTER OF CREDIT

Date of issue

University Centre West III. Ltd.
2900 University Drive
Coral Springs. Florida 33065

Ladies and Gentlemen:

We hereby establish our Irrevocable Standby Letter of Credit Number SB____  in your favor for the account of (applicant's name and address)  and authorize you to draw on us as sight to the extent of Twenty-two Thousand Four Hundred Ninety and 93/100 ($22,490.93). This letter of credit is available for payment upon presentation at our counters of your draft(s) on us when accompanied by the original letter of credit and your signed and dated statement reading as follows:

"We hereby certify that..."

Drafts must clearly specify the number of this letter of credit and be presented not later than expiration date ) at the following address:

First Citizens Bank & Trust Company
Attn: International Banking Services DAC44
100 East Tryon Road
Raleigh, NC 27603

It is a condition of this letter of credit that it shall be automatically extended without amendment for one (1) year from the current expiration date or any figure expiration date unless, at least thirty (30) days prior to such expiration date, we send notice to you by certified or express mail at the above address that we elect not to extend this letter of credit for any such additional period, however, in no event shall this letter of credit be automatically extended beyond (specify date).

All banking charges, other than those of First Citizens Bank & Trust Company. are for the account of the beneficiary.

This letter of credit is subject to the International Standby Practices 1998 ("ISP98"). International Chamber of Commerce Publication Number 590.

We engage with you that draft(s) drawn under and in strict compliance with the terms of this letter of credit will be duly honored.

Sincerely.

Authorized Signature

Note: Documents must conform strictly with the terms of this letter of credit. If you are unable to comply with its terms. please communicate with applicant promptly with respect to having the conditions changed.

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